EXHIBIT 10.3

                       ASSIGNMENT OF REAL ESTATE CONTRACT

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                       ASSIGNMENT OF REAL ESTATE CONTRACT

   THIS ASSIGNMENT OF REAL ESTATE CONTRACT (the "Assignment") is dated as of the day of June, 2000, by and between Church of the Resurrection-United Methodist, a Kansas not-for-profit corporation ("Assignor"), and COR Development Company, LLC, a Kansas limited liability company ("Assignee").

                              W I T N E S S E T H:

   WHEREAS, Assignor has heretofore entered into that certain Real Estate Contract by and between L & F Land Company, a Kansas general partnership, and Dennis J. Eskie, not individually but solely as nominee for the benefit of Church of the Resurrection-United Methodist, dated January 24th, 2000 (the "Contract"), a copy of which is attached hereto as Exhibit "A"; and

   WHEREAS, Assignor has heretofore entered into that certain Reinstatement and Amendment of Real Estate Contract by and between L & F Land Company, a Kansas general partnership, and Dennis J. Eskie, not individually but solely as nominee for the benefit of Church of the Resurrection-United Methodist, dated June 12th, 2000 (the "Reinstatement" and the Contract, as reinstated and amended by the Reinstatement, hereinafter referred to as the "Agreement"), a copy of which is attached hereto as Exhibit "B"; and

   WHEREAS, Assignor wishes to assign and Assignee wishes to obtain all of Assignor's rights and to assume all of Assignor's obligations under the Agreement to purchase the Premises (as that term is defined in the Contract); and

   WHEREAS, Assignor shall irrespective of the assignment execute and deliver the agreements and documents necessary to satisfy the requirements relative to terminating the escrow established with respect to 137th Street (as that term is defined in the Contract); and

   WHEREAS, Assignee acknowledges and agrees to its intent to make gifts of land to Assignor in conjunction with the development of the Premises and with the development of adjacent premises by Assignor.


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   NOW,  THEREFORE,  in consideration of Ten Dollars ($10.00) and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

   1. Assignor hereby assigns all of its rights and obligations under the Agreement to Assignee.

   2. Assignee hereby accepts the assignment of all of Assignor's rights and hereby assumes all of Assignor's obligations under the Agreement.

   3. Assignor warrants and represents that it is the lawful owner of the Agreement, that there are currently no defaults under the Agreement and that the Agreement is in full force and effect.

   4. Assignor agrees that it shall execute and deliver or cause to be executed and delivered from time to time such instruments, documents, agreements, consents and assurances and shall take such other action as Assignee reasonably may require more effectively to assign to and vest in Assignee all right, title and interest in and to the Agreement and rights assigned hereunder.

   5. Assignor agrees to execute and deliver the agreements necessary or appropriate to fully perform the obligations of "Buyer" relative to the 137th Street escrow pursuant to Paragraph 9 of the Reinstatement.

   6. Assignor agrees that it has made payment of the fees and expenses of Shafer, Kline & Warren referred to in Paragraph 9 (B) of the Reinstatement.

   7. Assignee agrees that, as described in that certain Registration Statement it has prepared and filed with the Securities and Exchange Commission, which Registration Statement has been provided to Assignor, Assignee intends, in good faith, to make the gifts of real property that is a portion of the Premises to Assignor.

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   8. This  Assignment  shall be  binding  upon and inure to the  benefit of the parties hereto and their respective successors and assigns.

   IN WITNESS WHEREOF the undersigned have executed the foregoing the day and year first above written.

                                 ASSIGNOR:

                                 Church of the Resurrection-United Methodist


                                 By: /s/ Elizabeth J. Graham
                                 Name: Elizabeth J. Graham
                                 Title: President


                                 ASSIGNEE:

                                 COR Development, LLC


                                 By: /s/ Robert M. Adams
                                 Name: Robert M. Adams
                                 Title: Manager

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                                    EXHIBIT A

                              REAL ESTATE CONTRACT

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                                    EXHIBIT B

               REINSTATEMENT AND AMENDMENT OF REAL ESTATE CONTRACT
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                           REINSTATEMENT AND AMENDMENT
                             OF REAL ESTATE CONTRACT

THIS AGREEMENT is made and entered into as of this 12th day of June , 2000, by and between L & F Land Company, a Kansas general partnership (the "Seller"), and Dennis J. Eskie, not individually but solely as nominee for the benefit of Church of the Resurrection-United Methodist, a Kansas not-for-profit corporation ("Buyer").

RECITALS:

A. Seller and Buyer entered into a Real Estate Contract dated as of January 24, 2000, a copy of which is attached hereto as Exhibit 1 (the "Contract").

B. Buyer terminated the Contract pursuant to a right to do so granted in Paragraph 6 thereof due to failure to satisfy the financing contingency set forth in said paragraph within the "Inspection Period" ended April 15, 2000.

C. The parties now desire to reinstate and amend the Contract as hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants contained in the Contract, as hereby reinstated and amended, the parties hereto agree as follows:

1. REINSTATEMENT OF CONTRACT. The parties hereby reinstate the Contract, as amended hereby, and agree and confirm that the Contract, as so amended, is and shall be in full force and effect and binding upon the parties and their respective successors and assigns in accordance with its terms.

2. EFFECTIVE DATE OF CONTRACT. The term "Effective Date" as used in the Contract is hereby amended to mean the date of this Reinstatement and Amendment of Real Estate Contract first hereinabove set forth.

3. PURCHASE PRICE. Paragraph 2 of the Contract is hereby restated in its entirety as follows:

          "2. Purchase Price. The purchase price (the 'Purchase Price') for the Premises shall be TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) per acre, payable $4,000,000.00 in cash at closing and the remaining balance of the Purchase Price (less the Earnest Money) deferred and payable on January 2, 2001, together with interest on the deferred portion at a rate of interest equal to the rate of interest payable by Bank of America, N.A., on its money market accounts during the period from the Closing Date to January 2, 2001. Buyer's obligation to pay said deferred portion, together with interest thereon as aforesaid, shall be evidenced by a promissory note (the 'Note') executed and delivered by Buyer to the order of Seller on the Closing Date, and secured by a first mortgage on the Premises executed, acknowledged and delivered by Buyer to Seller on the Closing

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     Date (the 'Mortgage'). The Note and Mortgage shall be in the forms attached hereto as Exhibit W and Exhibit X, respectively."

4.  EARNEST MONEY.

(A) The parties acknowledge that, pursuant to Paragraph 7 of the Contract, Buyer has heretofore deposited with the Title Company the sum of $5,000.00 as the "Earnest Money" under the Contract. The parties further acknowledge and agree that $3,444.00 of said sum shall be paid over to Seller as reimbursement for the fees and expenses of Seller's legal counsel in connection with the transaction contemplated by the Contract, and the $1,556.00 balance shall be refunded to Buyer. A copy of this Reinstatement and Amendment of Real Estate Contract shall be provided to the Title Company and shall constitute the instructions of Buyer and Seller to the Title Company to promptly pay said $5,000.00 Earnest Money deposit as above provided in this paragraph.

(B)  Paragraph 7 of the Contract is hereby restated in its entirety as follows:

          "7. Earnest Money. On the Effective Date, Buyer shall pay to Seller, by federal wire transfer of funds to an account designated by Seller to Buyer in writing ('Seller's Account'), the sum of $150,000.00 as an earnest money deposit. Said sum of $150,000.00, together with the 'First Extension Payment' and the 'Second Extension Payment' (hereinafter defined), if and to the extent subsequently paid by Buyer to Seller as hereinafter provided, are herein collectively called the 'Earnest Money.' If this transaction closes, the Earnest Money shall be applied to and shall reduce the Purchase Price on the Closing Date. If this transaction does not close for any reason whatsoever other than a default by Seller hereunder, the Earnest Money shall be retained by Seller and shall be nonrefundable to Buyer. Seller shall be entitled to retain all interest earned on the Earnest Money in all events, and shall have no obligation or liability to Buyer for interest thereon."

5. TITLE MATTERS. Paragraph 3.2 of the Contract is hereby restated in its entirety as follows:

          "3.2. All exceptions to title and other matters shown in the Title Commitment (other than any existing mortgage on the Premises) and on the 'Survey' (hereinafter defined), and the 'Farm Lease' (hereinafter defined), shall be 'Permitted Exceptions' hereunder. Buyer expressly acknowledges and agrees that Seller shall have no obligation to cure or remove any such title exceptions or matters, or to bring any action or proceeding, or otherwise to incur any expense in connection therewith other than to cause any existing mortgage on the Premises to be released and discharged on or before the Closing Date, and that this Contract and the obligations of Buyer hereunder are not conditioned upon Buyer's approval of the condition of title as shown in the Title Commitment and on the Survey. Seller agrees that during the period from the Effective Date to and including the Closing Date, Seller shall not cause or permit the Premises or any part thereof to be subjected to any additional

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     easement,  restriction,  covenant,  agreement or encumbrance which would be binding on the Premises or Buyer after the Closing Date ('Additional Encumbrance'), without first obtaining Buyer's written consent thereto (which consent Buyer agrees shall not be unreasonably withheld). Any such Additional Encumbrance to which Buyer shall consent shall be deemed a Permitted Exception hereunder."

6.  BUYER'S DUE DILIGENCE.

(A) The first sentence of Paragraph 5.1 of the Contract is hereby restated as follows:

          "Buyer shall have the right to conduct, at Buyer's sole cost and expense, such due diligence investigation relating to the Premises as it desires."

(B) Paragraph 5.3 of the Contract is hereby restated in its entirety as follows:

          "5.3. If, prior to July 1, 2000, Buyer determines in its sole and unreviewable discretion that the results of any environmental investigation of the Premises ('Environmental Review') are not totally acceptable to Buyer, then Buyer shall have the right and option to terminate this Contract by giving written notice of termination to Seller on or before 5:00 P.M. on July 1, 2000, in which event the Earnest Money shall be retained by Seller and the parties shall be released from all obligations hereunder except those herein expressly provided to survive the termination of this Contract. If Buyer does not so terminate this Contract by 5:00 P.M. on July 1, 2000, Buyer shall have no further right to terminate under this Paragraph 5.3, time being of the essence hereunder. It is expressly understood and agreed that, notwithstanding that Buyer has the right to conduct any and all such investigation, inspection and review of the Premises as it may desire in accordance with the provisions of Paragraphs
     5.1 and 5.2 above, this Contract is not contingent upon Buyer's approval of the results of any of its investigation, inspection or review except its Environmental Review, and that Buyer has no right to terminate this Contract under this Paragraph 5.3 except due to Buyer's disapproval of the results of its Environmental Review."

(C) The following new Paragraph 5.4 is hereby added to the Contract, following Paragraph 5.3:

          "5.4. Buyer covenants and agrees that it will not, at any time prior to full payment and satisfaction of the Note, take any irreversible or irrevocable action with respect to the Premises, cause any final action to be taken with respect to any platting, replotting, zoning or rezoning of the Premises or any part thereof, subject the Premises to any easement, agreement, restriction or encumbrance of any kind whatsoever, or record any document or instrument with respect to the Premises."


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7.   SEC  APPROVAL  CONTINGENCY.  Paragraph 6 of the Contract is restated in its entirety as follows:

          "6. SEC Approval Contingency.

          "6.1. This Contract and all obligations of Buyer hereunder are conditioned upon 'Buyer's Assignee' (hereinafter defined in Paragraph 15) having obtained, on or before August 1, 2000, approval from the Securities and Exchange Commission ("SEC") for Buyer's Assignee's registration statement to become effective in connection with the proposed public offering of membership interests in Buyer's Assignee ("SEC Approval"). Buyer agrees to cause Buyer's Assignee to file a complete registration statement for SEC Approval, together with payment of all required fees relating thereto, on or before June 19, 2000, and thereafter to cause such application to be diligently pursued in good faith. Buyer shall furnish Seller copies of all submittals to the SEC, responses from the SEC and other communications between Buyer's Assignee and the SEC, including (if obtained) SEC Approval."

          "6.2. If SEC Approval shall not be obtained on or before August 1, 2000, Buyer shall have the option, in Buyer's sole and absolute discretion, by written notice to Seller given not later than 5:00 P.M. on August 1, 2000, to either (i) waive compliance with the foregoing condition precedent and proceed under this Contract, or (ii) cancel this Contract, and in the event of cancellation the Earnest Money shall be retained by Seller and the parties shall be released from all obligations hereunder except those herein expressly provided to survive the termination of this Contract, or
     (iii) extend the time for obtaining SEC Approval for one month to and including September 1, 2000 (said first additional period being herein called the "First Extension Period") provided Buyer shall pay to Seller, by federal wire transfer of funds to Seller's Account, on or before 5:00 P.M. on August 1, 2000, the additional sum of $100,000.00 (the "First Extension Payment"). The First Extension Payment shall be deemed part of the Earnest Money hereunder and shall be applied to and shall reduce the Purchase Price upon the closing of this transaction; however, if this transaction does not close for any reason whatsoever other than a default by Seller hereunder, all of the Earnest Money (including the First Extension Payment) shall be retained by Seller. If Buyer shall fail to give Seller written notice of Buyer's election under the foregoing provisions of this Paragraph 6.2 by 5:00 P.M. on August 1, 2000, Buyer shall automatically be deemed to have waived compliance with the foregoing condition precedent, and thereafter shall not have the right to cancel this Contract or so extend the time for obtaining SEC Approval pursuant to this Section 6.2, time being of the essence hereunder."

          "6.3. If Buyer shall have extended for the First Extension Period, and SEC Approval shall not be obtained within the First Extension Period, then Buyer shall have the option, in Buyer's sole and absolute discretion, by written notice to Seller given not later than 5:00 P.M. on September 1, 2000, to either (i) waive compliance with the foregoing condition precedent and proceed under this Contract,


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     or (ii) cancel this Contract,  and in the event of cancellation the Earnest
     Money (including the First Extension Payment) shall be retained by Seller and the parties shall be released from all obligations hereunder except those herein expressly provided to survive the termination of this Contract, or (iii) further extend the time for obtaining SEC Approval for one additional month to and including October 1, 2000 (said second additional period being herein called the "Second Extension Period") provided Buyer shall pay to Seller, by federal wire transfer of funds to Seller's Account, on or before 5:00 P.M. on September 1, 2000, the additional sum of $100,000.00 (the "Second Extension Payment"). The Second Extension Payment shall be deemed part of the Earnest Money hereunder and shall be applied to and shall reduce the Purchase Price upon the closing of this transaction, but if this transaction does not close for any reason whatsoever other than a default by Seller hereunder, all of the Earnest Money (including the First Extension Payment and the Second Extension Payment) shall be retained by Seller. If Buyer shall fail to give Seller written notice of Buyer's election under the foregoing provisions of this Paragraph 6.3 by 5:00 P.M. on September 1, 2000, Buyer shall automatically be deemed to have waived compliance with the foregoing condition precedent, and thereafter shall not have the right to cancel this Contract or so extend the time for obtaining SEC Approval pursuant to this Paragraph 6.3, time being of the essence hereunder."

          "6.4. If Buyer shall have extended for the Second Extension Period, and SEC Approval shall not be obtained within the Second Extension Period, then either (i) Buyer shall, if it elects to do so in its sole and absolute discretion, waive compliance with the foregoing condition precedent and proceed under this Contract, by written notice to Seller given not later than 5:00 P.M. on October 1, 2000, or (ii) this Contract shall automatically be deemed cancelled, and in the event of cancellation the Earnest Money (including the First Extension Payment and the Second Extension Payment) shall be retained by Seller and the parties shall be released from all obligations hereunder except those herein expressly provided to survive the termination of this Contract."

8. CLOSING. Paragraph 8.1 of the Contract is hereby restated in its entirety as follows:

          "8.1. The closing (the 'Closing') of this transaction will take place at the offices of the Title Company on the date which is 60 days after Buyer's receipt of SEC Approval, or such earlier date as may be agreed upon by the parties, unless this Contract is terminated by Buyer or Seller as provided herein."

9.   137TH STREET IMPROVEMENTS AND ESCROW.

(A) The next-to-last sentence of Paragraph 10 of the Contract is hereby restated as follows:

         "The parties hereby agree that effective upon Buyer obtaining SEC Approval (if SEC Approval be obtained), Seller shall deliver, and Buyer shall cause Church of the Resurrection-United Methodist (the "Church") to deliver, (a) an agreement in the


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         form of Exhibit Y attached hereto (the 'Street Termination  Agreement')
         terminating the Street Agreement and releasing each party thereto from all obligations and liability thereunder, whether accrued prior to the date of such termination or to accrue thereafter under the Street
         Agreement, and (b) joint instructions to Escrow Agent to immediately deliver to each party free of escrow its respective Street Escrow
         Deposit   together  with  all  interest  earned  thereon  (the  'Street
         Disbursement Instructions'), in the form of Exhibit Z attached hereto. Seller and the Church have executed the Street Termination Agreement and the Street Disbursement Instructions on the Effective Date hereof and have deposited them with Escrow Agent, to automatically become effective upon the issuance of SEC Approval. Buyer agrees, immediately upon receipt of SEC Approval, to furnish copies thereof to Seller and Escrow Agent."

(B) The last sentence of Paragraph 10 of the Contract is hereby restated as follows:

         "Notwithstanding any provision of the Street Agreement to the contrary, Buyer agrees, effective as of the Effective Date, that it shall be solely responsible, without contribution from Seller, for the payment of all fees and expenses of Shafer, Kline & Warren, Inc. relating to the proposed construction of 137th Street, including, without limitation, preparation of plans for 137th Street and all revisions thereto."

10. ASSIGNMENT BY BUYER. Paragraph 15 of the Contract is hereby restated in its entirety as follows:

          "15. Assignment. Buyer may transfer and assign this Contract and all (but not less than all) of Buyer's rights, obligations and interests hereunder at its discretion and without the prior approval of Seller, to COR Development LLC, a Kansas limited liability company ('Buyer's
     Assignee'), provided, however, that as a condition precedent to such transfer and assignment, Buyer's Assignee shall assume all duties and obligations of Buyer hereunder. Buyer shall not be released from its duties or obligations under this Contract by virtue of such transfer or assignment of this Contract. Buyer shall not otherwise transfer or assign its rights or obligations under this Contract without the prior written consent of Seller as hereinafter provided in this Section 15, and no such transfer or assignment in violation of the foregoing shall be valid or enforceable. Seller agrees that it shall consent to an assignment by Buyer to a person or entity other than Buyer's Assignee provided the assignment and assumption is being made effective at the closing upon all of the following having occurred: (a) all contingencies applicable to Buyer's closing obligations have been satisfied; (b) $4,000,000.00 of the Purchase Price and the executed Note and Mortgage have been deposited into escrow with the Title Company; (c) all of the Buyer's closing obligations have been satisfied; and (d) the Buyer has irrevocably authorized and directed the Title Company to proceed to close the escrow and administer the closing of this transaction subject only to Seller making the deliveries required of it pursuant to Paragraph 8.2 hereof and consenting to the assignment."


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11.  TERMINATION OF RESALE COVENANT ON BUYER'S ADJACENT PROPERTY.

(A) Seller and Buyer acknowledge that, pursuant to a Real Estate Contract dated as of April 23, 1998 (the "South Parcel Contract"), between Seller and Church of the Resurrection-United Methodist (the "Church"), the Church purchased from Seller the property to the south of the Premises, now platted as Lot 2, Church of the Resurrection Second Plat, a subdivision in the City of Leawood, Johnson County, Kansas (the "South Parcel"). The parties further acknowledge that Paragraph 18 of the South Parcel Contract contains the following provisions (collectively, the "South Parcel Resale Covenant"):

          "18. Resale of Premises by Buyer. In the event that, prior to the expiration of ten (10) years from and after the date of recording of the Warranty Deed in the real property records of Johnson County, Kansas, Buyer shall sell, ground lease or otherwise transfer or convey, assign or dispose of (any of the foregoing herein called a 'Disposition') all or any part of the Premises to any party which is not a 'Buyer Affiliate' (as defined in Paragraph 21), the Net Proceeds resulting from such Disposition shall be distributed between Seller and Buyer as follows: (i) Buyer shall be entitled to retain that portion of the Net Proceeds as shall equal SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($75,000.00) per acre, prorated for any fraction of an acre, of the land which is the subject of the Disposition (the 'Subject Property') plus all interest paid by Buyer from and after the Closing Date as interest on loan proceeds used by Buyer for the purchase of the Premises at the Closing of this transaction or a proportionate part of such interest if the Subject Property is less than all of the Premises (herein referred to as 'Buyer's Return of Costs'); (ii) Seller shall be entitled to receive and shall be paid all Net Proceeds resulting from such Disposition in excess of Buyer's Return of Costs up to but no more than an amount equal to TEN THOUSAND AND NO/100 DOLLARS
     ($10,000.00) per acre, prorated for any fraction of an acre, of land constituting the Subject Property (herein referred to as 'Seller's Retained Profit Interest'); and (iii) Buyer shall be entitled to receive and Seller shall have no right, title, or interest in all or any portion of the Net Proceeds resulting from such Disposition in excess of Buyer's Return of Costs plus Seller's Retained Profit Interest. To the extent that any portion of the Net Proceeds resulting from such Disposition shall be deferred until after the date of the closing of such Disposition, Buyer and Seller shall be entitled to receive and be paid their respective interests in such Net Proceeds when due and paid by the buyer of the Subject Property. 'Net Proceeds' shall mean the gross proceeds resulting from such Disposition payable to Buyer (which for a ground lease shall mean the aggregate gross amount payable by the lessee thereunder for the entire term of the lease including extension options) less usual and customary costs and expenses of the Disposition payable by Buyer, such as title insurance premiums, survey costs, recording fees, and escrow closing fees, but excluding attorneys' fees and due diligence costs incurred by Buyer. Until the expiration of ten (10) years from

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     and after the date of recording of the Warranty  Deed in the real  property records of Johnson County, Kansas, the obligations of the parties under this Paragraph 18 shall run with the land and shall be binding upon all successors in interest to each of Buyer and Seller, and each covenants and agrees to so advise its successors in interest in writing, cause said successors to agree in writing to be bound hereby, and provide the other party copies of the foregoing; provided, however, it is expressly agreed by and between the parties, that any and all rights or interests of Seller in and to the Net Proceeds resulting from such a Disposition shall expire and be forever extinguished as of the 10th anniversary of the date of recording of the Warranty Deed."

Seller and Buyer acknowledge that the term "Buyer Affiliate" as defined in Paragraph 21 of the South Parcel Contract means a not-for-profit entity affiliated with the Church or The United Methodist Church.

(B) Seller agrees with Buyer that, effective upon (but not until) the closing of the transaction contemplated in the Contract, as herein reinstated and amended, and recording of the deed conveying title to the Premises to Buyer, the South Parcel Resale Covenant shall automatically terminate in its entirety and thereafter shall be of no force or effect. Seller shall execute and deliver to Buyer on the Closing Date a written confirmation of such termination, in form and substance reasonably satisfactory to Seller and Buyer.

IN WITNESS WHEREOF, Seller and Buyer have executed this Reinstatement and Amendment of Real Estate Contract as of the date first above written.


                                 SELLER:

                                 L&F LAND COMPANY, a Kansas general partnership

                                 By: LANER REAL ESTATE HOLDINGS, L.L.C., a
                                     Missouri limited liability company,
                                     its General Partner

                                     By: /s/ Harlan S. Laner
                                         Harlan S. Laner, Managing Member


                                 BUYER:

                                 /s/ Dennis J. Eskie
                                 DENNIS J. ESKIE, not individually but solely as nominee for the benefit of CHURCH OF THE RESURRECTION - UNITED METHODIST, a Kansas not-for-profit corporation

                              REAL ESTATE CONTRACT

   THIS REAL ESTATE CONTRACT (this "Contract") is made and entered into as of this 24th day of January, 2000 (the "Effective Date"), by and between L & F Land Company, a Kansas general partnership (the "Seller"), and Dennis J. Eskie, not individually but solely as nominee for the benefit of Church of the Resurrection -United Methodist, a Kansas not-for-profit corporation (the "Buyer").

   In consideration of the covenants contained herein, the parties hereto agree as follows:

   1. Sale of Property. Upon and subject to the terms and conditions hereinafter set forth, Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, the approximately 44.904 acres of real property in Johnson County, Kansas, shown outlined in red on Exhibit A attached hereto and incorporated herein by reference, together with improvements thereon, if any, and all rights, interests and easements appurtenant thereto (said real property and all of the foregoing being hereinafter referred to as the "Premises"); subject, however, to the Permitted Exceptions (hereinafter defined). The exact legal description of the Premises shall be as determined by the Survey (hereinafter defined).

   2. Purchase Price. The purchase price (the "Purchase Price") for the Premises shall be TWO HUNDRED FIFTY THOUSAND AND NO/100 dollars ($250,000.00) per acre, payable by cashier's check on delivery of deed as herein provided. The total acreage contained within the Premises shall be determined by the Survey.

   3. Title Insurance.

      3.1.As soon as practicable after the Effective Date, Buyer shall, at Buyer's sole expense, obtain a commitment for title insurance (the "Title Commitment") covering the Premises, whereby a title company licensed to do business in Kansas and selected by Buyer (the "Title Company") shall commit to issue an owner's policy of title insurance (the "Owner's Title Policy") in favor of Buyer in the full amount of the Purchase Price, subject only to the exceptions shown therein.

      3.2.Not later than March 1, 2000, Buyer shall notify Seller of any and all exceptions to title shown in the Title Commitment to which Buyer, in its sole discretion, objects. In the event that Seller does not cause all such exceptions objected to by Buyer to be removed from the Title Commitment or provide evidence satisfactory to Buyer and the Title Company that all such exceptions will be removed from the Title Commitment on or before the expiration of the Inspection Period (hereinafter defined), in order that the Title Company may as of the Closing Date issue the Owner's Title Policy subject only to the Farm Lease (hereinafter defined) and those exceptions appearing in the Title Commitment and not objected to by Buyer (the "Permitted Exceptions"), then Buyer shall, at Buyer's sole discretion, by giving notice thereof to Seller, either (i) terminate this Contract, in which event the Earnest Money (hereinafter defined), including all interest earned thereon, shall be promptly returned to Buyer (less payment therefrom to Seller in an amount equal to the fees and expenses of Seller's legal counsel in connection with this transaction), and the parties hereto shall be released from all further obligations under this Contract except those herein expressly provided to survive the termination of this Contract, or (ii) waive its objections and proceed to close this transaction, without reduction of the Purchase Price. Buyer expressly acknowledges and agrees that Seller shall have no obligation to cure any title objections, or to bring any action or proceeding, or otherwise to incur any expense in connection therewith other than to cause any existing mortgage on the Premises to be released and discharged on or before the Closing Date. If Seller fails to cure any title objections made by Buyer on or before the expiration of the Inspection Period, Buyer's sole and exclusive remedy shall be to terminate this Contract and receive a refund of the Earnest Money, including all interest earned thereon (less payment therefrom to Seller in an amount equal to the fees and expenses of Seller's legal counsel in connection with this transaction).

      3.3. Seller agrees to execute and deliver to the Title Company, on or before the Closing Date, one or more affidavits on the Title Company's standard forms (with such changes in the forms as shall be satisfactory to Seller, in its reasonable discretion) as shall be reasonably necessary to cause the Title Company to delete from the Owner's Title Policy the standard printed exceptions relating to (i) rights or claims of parties in possession not shown by the public records, and (ii) any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records ("Seller's Title Affidavits").

   4. Survey. Buyer, at Buyer's sole cost and expense, shall cause to be obtained during the Inspection Period a field staked land survey of the Premises (the "Survey") showing, among other things, the courses and distances of the perimeter boundaries of the Premises, the relationship of courses and distances from the point of beginning of the Premises to the monument to which it is fixed, and the total acreage contained within the Premises. The Survey must be in form and content reasonably acceptable to Seller for purposes of determining total acreage contained within the Premises and the exact boundaries and legal description thereof. The Survey shall be prepared by a surveyor selected by Buyer, and shall be accompanied by a current surveyor's certificate addressed to and in form reasonably acceptable to Seller, Buyer, and the Title Company.

   5. Buyer's Due Diligence.

      5.1. This Contract is conditioned upon Buyer conducting, at Buyer's sole cost and expense, its due diligence investigation and satisfying itself as to all matters relating to the Premises on or before April 15, 2000 (the "Inspection Period"). Without limiting the generality of the foregoing, Buyer's due diligence investigation may include review of any existing signage leases or licenses respecting the Premises, review of an appraisal of the Premises prepared for Buyer, review of soil, environmental or other engineering studies of the Premises, review of the Survey and all improvements,  review  of  all  federal,  state  and  local  laws,  statutes, regulations, orders, rules and ordinances affecting the ownership, development and operation of the Premises, and performance of such other tests and investigations as Buyer deems necessary or appropriate to determine whether the Premises are acceptable and satisfactory to Buyer. Buyer shall be permitted to have the unobstructed right, subject to the Farm Lease, to enter upon the Premises at reasonable times with Buyer's designated agents, engineers, and other representatives to inspect and conduct physical, geological, seismic and other tests and inspections (including, without limitation, the Conduct of the Survey), and to make any other reasonable examinations of the Premises Buyer deems proper. Seller agrees to cooperate with any and all reasonable requests of Buyer in Buyer's inspection and study of the Premises. Buyer acknowledges receipt of a copy of a survey previously completed for Seller by Schlagel & Schmidt, P.A. as Project No. 98424 dated March 26, 1999.

      5.2. Buyer shall indemnify, defend and hold harmless Seller and its partners from and against all liability, loss, damage, cost and expense (including court costs and reasonable attorneys' fees) arising out of or relating in any way to entry and activity on the Premises by Buyer and its employees, agents and contractors, such obligation of Buyer to survive the closing and delivery of the Warranty Deed or any termination of this Contract, as the case may be. If this transaction does not close for any reason, Buyer shall at its sole cost properly restore the Premises to the condition the same were in prior to Buyer's due diligence activities, including filling and compaction of all excavations and resodding or reseeding, and compensate Seller for the fair value of any growing crops damaged or destroyed by Buyer's activities, such obligations of Buyer to survive any termination of this Contract.

      5.3. If, prior to expiration of the Inspection Period, Buyer determines in its sole and unreviewable discretion that the results of its due diligence investigation are not totally acceptable to Buyer, then Buyer shall have the right and option to terminate this Contract by giving written notice of termination to Seller on or before 5:00 P.M. of the last day of the Inspection Period, in which event the parties shall be released from all obligations hereunder except those herein expressly provided to survive the termination of this Contract. If Buyer does not so terminate this Contract by said date and time, Buyer shall have no further right to terminate under this Paragraph 5, time being of the essence hereunder.

   6. Financing Contingency. This Contract and all obligations of Buyer hereunder are further conditioned upon Buyer having satisfied itself within the Inspection Period, in Buyer's sole and unreviewable discretion, that Buyer has secured or will secure sufficient funding through loans, commitments or other sources satisfactory to Buyer to fully fund the Purchase Price. If, prior to expiration of the Inspection Period, Buyer determines in its sole and unreviewable discretion, that funding satisfactory to Buyer is not available, then Buyer shall have the right and option to terminate this Contract by giving written notice of termination to Seller on or before 5:00 P.M. of the last day of the Inspection Period, in which event the parties shall be released from all obligations hereunder except those herein expressly provided to survive the termination of this Contract. If Buyer does not so terminate this Contract by said date and time, Buyer shall have no further right to terminate under this Paragraph 6, time being of the essence hereunder.

   7. Earnest Money. On the Effective Date, Buyer shall deposit with the Title Company an earnest money deposit in the amount of FIVE THOUSAND AND No/100 DOLLARS ($5,000.00) (the "Earnest Money"), to be held in an escrow account at the Title Company pursuant to the terms and provisions of this Contract. All interest earned on the Earnest Money, if any, shall be deemed part of the Earnest Money and title to such interest shall follow title to the Earnest Money. If this transaction closes, the Earnest Money deposit and all interest earned thereon shall be delivered to Seller, and Buyer shall receive a credit in the full amount thereof towards the cash due at closing. If Buyer terminates this Contract pursuant to a right to do so granted herein, the Earnest Money deposit together with all interest earned thereon, less payment therefrom to Seller in an amount equal to the fees and expenses of Seller's legal counsel in connection with this transaction, shall be returned to Buyer promptly and the parties hereto shall be released from any further obligations under this Contract except those herein expressly provided to survive the termination of this Contract.

   8. Closing.

      8.1.The closing (the "Closing") of this transaction will take place at the offices of the Title Company on April 20, 2000 (the "Closing Date") or such earlier date as may be agreed to by the parties, unless this Contract is terminated by Buyer as provided herein.

      8.2.At the Closing,  Seller shall  deliver to the Title  Company for Buyer
   (i) a Special Warranty Deed (the "Warranty Deed") conveying the Premises to Buyer, subject only to the Permitted Exceptions, (ii) an Affidavit of Non-Foreign Status of Seller, (iii) Seller's Title Affidavits, (iv) a closing statement for this transaction which is consistent with the provisions of this Contract (the "Closing Statement"), (v) executed counterparts of the Street Termination Documents (hereinafter defined), and (vi) such other documents as may be reasonably required to perform Seller's obligations as set forth herein.

      8.3.At the Closing,  Buyer shall  deliver to the Title  Company for Seller
   (i) the balance of the Purchase Price in immediately available funds, which shall be held in escrow by the Title Company, (ii) executed counterparts of the Street Termination Documents, and (iii) such other documents as may be reasonably required to perform Buyer's obligations as set forth herein.

      8.4.Buyer agrees that it will pay (i) the fees and expenses of Seller's legal counsel in connection with this transaction, (ii) the escrow fees incurred in connection with the Closing of this transaction, (iii) the costs of its due diligence investigation (including, without limitation, the cost of any appraisal and Phase I environmental assessment), (iv) the fees and expenses of Buyer's legal counsel, (v) the cost of the Survey, and (vi) all other costs of Buyer's performance hereunder.

      8.5.If the Title Company is prepared to issue the Owner's Title Policy in the amount of the Purchase Price insuring merchantable fee simple title in Buyer subject only to the Permitted Exceptions, the Title Company shall record the Warranty Deed, deliver the Purchase Price to Seller, issue and deliver the Owner's Title Policy to Buyer and deliver any other closing documents to the appropriate parties. Thereafter, when the recorded documents are received from the Office of the Register of Deeds in and for Johnson County, Kansas, the Warranty Deed shall be delivered to Buyer.

   9.Covenants Pending Closing. Seller agrees that from the Effective Date hereof until Closing Date, (i) Seller shall not make application for any building permits, use permits or zoning variances to any governmental authority with respect to the Premises without Buyer's prior written consent; (ii) Seller shall not incur any new obligation or enter into or alter, amend, or modify any contract or commitment relating to the Premises without Buyer's prior written consent; and
(iii) Seller shall not enter into any leases or tenancies of the Premises, except that Seller may, at its option, renew the existing farm lease of the Premises described in Exhibit B attached hereto (the "Farm Lease") for a term ending not later than December 31, 2000.

   10. 137th Street Improvements and Escrow. Attached hereto as Exhibit C are copies of the following (collectively, the "Street Agreement"): (i) 137th Street Escrow and Construction Agreement dated as of August 5, 1998, among Seller, Buyer and Stewart Title of Kansas City, Inc. ("Escrow Agent"), and (ii) Section 12 of the Real Estate Contract dated as of April 23, 1998, between Seller and Buyer, relating to the approximately 43.252 acres of land to the south of the Premises, previously purchased by Buyer from Seller. Seller and Buyer acknowledge that pursuant to the Street Agreement, each of them is obligated to pay one-half the cost of construction of 137th Street adjacent to the Premises ("137th Street"); Seller and Buyer have each deposited with Escrow Agent the sum of $150,300.00 toward its said obligation (the "Street Escrow Deposits"); and Buyer is obligated to cause 137th Street to be constructed. The parties hereby agree that upon the Closing of this transaction, they shall execute and deliver
(a) an agreement in form reasonably satisfactory to Buyer and Seller terminating the Street Agreement and releasing each party from all obligations and liability thereunder, whether accrued prior to the Closing Date or to accrue thereafter under the Street Agreement, and (b) joint instructions to Escrow Agent to deliver to each party free of escrow its respective Street Escrow Deposit together with all interest earned thereon (the agreement in clause (a) and the joint instructions in clause (b) being herein collectively called the "Street Termination Documents"). Notwithstanding any provision of the Street Agreement to the contrary, Buyer agrees that it shall be solely responsible, without contribution from Seller, for the payment of all fees and expenses of Shafer, Kline & Warren, Inc. relating to the proposed construction of 137th Street, including, without limitation, preparation of plans for 137th Street and all revisions thereto.

   11. Taxes and Assessments. All general state, county, school and municipal taxes and installments of special assessments against the Premises (collectively, "Taxes") which are due on or prior to the Closing Date shall be paid to the collecting authorities by Seller, and Taxes becoming due after the Closing Date shall be assumed by and paid to the collecting authorities by Buyer; provided, however, that Taxes for the calendar year in which Closing occurs shall be prorated between Seller and Buyer as of the Closing Date, with Seller bearing that proportion thereof determined by multiplying such Taxes by a fraction the numerator of which is the number of days in such calendar year to and including the Closing Date and the denominator of which is 365. If the amount of Taxes for the calendar year of Closing cannot be ascertained as of the Closing Date, proration shall be computed on the basis of the Taxes for the preceding year, and such proration shall be final.

   12. Real Estate Commissions. Each party represents and warrants to the other that it has not engaged the services of any broker, agent or finder or incurred any fees or commissions in connection with this transaction, and each party will indemnify the other from and against all claims, liability and expenses (including reasonable attorneys' fees) arising from a breach of this representation. The obligations of the parties under this Paragraph 12 shall survive the Closing or the termination of this Contract.

   13. Notices.

      13.1. All notices and other communications hereunder shall be in writing and shall be given by United States registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            If to Seller: L & F Land Company
                c/o Harlan S. Laner
                2901 W. 69th Street
                Mission Hills, KS 66208

            If to Buyer:
                The United Methodist Church of the Resurrection
                Attn. Reverend Adam J. Hamilton, Senior Pastor
                13720 Roe
                Leawood, KS 66224

      13.2. For the purpose of giving notice in connection with the exercise of any of Buyer's rights of termination as provided in Paragraph 5 and Paragraph 6 hereof, the date notice is given shall be deemed to be the date of deposit in the United States mail, provided such notice is given to Seller simultaneously by facsimile transmission to each of Seller at (913) 262-2544 and Lauren Roberts at Lewis, Rice & Fingersh, L.C. at (816) 472-2500. For any other purpose hereunder, the date notice is given shall be deemed to be three
   (3) days after the date of deposit in the United States mail. Any notice hereunder which is given in writing but not delivered in accordance with the foregoing shall be deemed given on the date of receipt thereof by the party to which such notice is directed.

  14. Condemnation. If before the Closing Date, the Premises or any part thereof are taken or proceedings are commenced for any such taking by condemnation or other eminent domain proceedings, Seller will immediately give notice thereof to Buyer upon Seller's receipt of such notice. If five (5) acres or more of the Premises, in the aggregate, are or will be so taken by any such proceedings, other than for widening the right-of-way of Nall Avenue or 135th Street, Buyer shall have the option to terminate this Contract by written notice to Seller within twenty (20) days after the date of the Seller's notice to Buyer of such event. If so terminated, the Earnest Money, including interest earned thereon (less payment therefrom to Seller in an amount equal to the fees and expenses of Seller's legal counsel in connection with this transaction), shall be promptly returned to Buyer and thereupon the parties shall be released from all obligations to each other under this Contract except those herein expressly provided to survive the termination of this Contract. Buyer expressly acknowledges and agrees that no taking or commencement of proceedings to take any part of the Premises for widening of Nail Avenue and/or 135th Street shall entitle Buyer to terminate this Contract. If Buyer shall not be entitled to terminate or shall be entitled to terminate but elects not to terminate this Contract, Buyer shall purchase the Premises as provided herein without reduction of the Purchase Price, and Seller shall assign to Buyer at

Closing all of Seller's rights to any condemnation or eminent domain proceeds payable as a result of such condemnation or eminent domain proceeding.

  15. Assignment. Buyer may transfer and assign this Contract and all (but not less than all) of Buyer's rights, obligations and interests hereunder at its discretion and without the prior approval of Seller to (i) The United Methodist Church, or (ii) a to-be-formed entity that is wholly owned and controlled by Church of the Resurrection-United Methodist (the "Permitted Assignees"), provided, however, that as a condition precedent to such transfer and assignment, the assignee shall assume all duties and obligations of Buyer hereunder. Buyer shall not be released from its duties or obligations under this Contract by virtue of such transfer or assignment of this Contract. Buyer shall not otherwise transfer or assign its rights or obligations under this Contract without the prior written consent of Seller as hereinafter provided in this
Section 15, and no such transfer or assignment in violation of the foregoing shall be valid or enforceable. Seller agrees that it shall consent to an assignment by Buyer to a person or entity other than one of the Permitted Assignees provided the assignment and assumption is being made effective at the Closing upon all of the following having occurred: (a) all contingencies applicable to Buyer's obligation to close have been satisfied or waived; (b) the full amount of the Purchase Price has been deposited into escrow with the Title Company; (c) all of the Buyer's closing obligations have been satisfied; and (d) the Buyer has irrevocably authorized and directed the Title Company to proceed to close the escrow and administer the closing of this transaction subject only to Seller making the deliveries required of it pursuant to Section 8.2 hereof and consenting to the assignment, if applicable.

 16. As-Is Sale. Buyer acknowledges and agrees that EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS CONTRACT, the sale of the Premises as provided for herein is made on an "AS IS," "WHERE IS" condition and basis, "WITH ALL FAULTS." BUYER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS CONTRACT OR IN OTHER DOCUMENTS EXECUTED AND DELIVERED BY SELLER TO OR FOR THE BENEFIT OF BUYER IN CONNECTION WITH THIS TRANSACTION ("SELLER'S ANCILLARY DOCUMENTS"), SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, ORAL OR WRITTEN, AND PAST, PRESENT OR FUTURE, WITH RESPECT TO (I) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PREMISES, INCLUDING THE WATER, SOIL AND GEOLOGY; (2) COMPLIANCE OF THE PREMISES WITH ANY LAWS ORDINANCES, REGULATIONS OR REQUIREMENTS OF APPLICABLE GOVERNMENTAL AUTHORITIES (COLLECTIVELY, "LAWS"), INCLUDING WITHOUT LIMITATION ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS; (3) HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PREMISES; OR (4) ANY OTHER MATTER CONCERNING THE PREMISES. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS CONTRACT OR IN SELLER'S ANCILLARY DOCUMENTS, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PREMISES, BUYER IS AND WILL BE RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PREMISES. BUYER

FURTHER ACKNOWLEDGES AND AGREES THAT WITH RESPECT TO ANY INFORMATION OR DOCUMENTS PROVIDED OR TO BE PROVIDED BY SELLER THAT WERE OBTAINED FROM THIRD PARTY SOURCES, SELLER HAS MADE NO INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF ANY SUCH INFORMATION. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PREMISES ARE SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING.

  17. Default.

      17.1. Seller shall be in default hereunder if Seller shall fail to meet, comply with or perform any material covenant, agreement, or obligation on its part required, within the time limits and in the manner required in this Contract, for any reason other than a default by Buyer hereunder, and such failure shall continue for ten (10) days after written notice thereof from Buyer to Seller. If Seller defaults hereunder, Buyer, at Buyer's option, may
   (i) terminate this Contract by written notice delivered to Seller at or prior to the Closing, and thereupon the Earnest Money, including the interest earned thereon (less payment therefrom to Seller in an amount equal to the fees and expenses of Seller's legal counsel in connection with this transaction), shall immediately be returned to Buyer; (ii) enforce specific performance of this Contract against Seller; or (iii) in addition to and not to the exclusion of the remedies in clauses (i) and (ii) immediately above, bring an action against Seller for Buyer's actual damages, provided, however, that in no event shall Seller be liable or responsible for punitive or exemplary damages or for any consequential damages, except in the event of fraud.

      17.2. Buyer shall be in default hereunder if Buyer shall fail to meet, comply with or perform any material covenant, agreement, or obligation on its part required, within the time limits and in the manner required by this Contract, for any reason other than a default by Seller hereunder and such failure shall continue for ten (10) days after written notice thereof from Seller to Buyer. If Buyer defaults hereunder, Seller, at Seller's option, may
   (i) terminate this Contract by written notice to Buyer and receive and retain the Earnest Money, including the interest earned thereon; or (ii) in addition to and not to the exclusion of the remedies in clause (i) immediately above, bring an action against Buyer for Seller's actual damages, provided, however, that in no event shall Buyer be liable or responsible for punitive or exemplary damages or for any consequential damages, except in the event of fraud.

      17.3. Time is of the essence for all purposes under this Contract.

   18. 1031 Exchange by Seller. Buyer hereby agrees to cooperate with Seller in effectuating a like-kind exchange of all or part of the Premises upon request by Seller, as follows:

      18.1. Seller shall have the option, exercisable by giving written notice to Buyer at any time prior to the Closing Date, to effect a like-kind exchange of all or any part of the Premises by making an assignment (the "Assignment") of its rights and obligations under this Contract to a qualified intermediary (the "Intermediary"), who shall contract with Seller to deliver to Seller in exchange therefor property or other consideration at such times as shall be designated in a contract between Seller and the Intermediary. If Seller makes the Assignment, the Intermediary shall be substituted for Seller as the seller of the Premises under this Contract, and Buyer shall, upon and subject to the terms, conditions and provisions set forth in this Contract, accept the Premises and all other required performance under this Contract from the Intermediary, and render Buyer's performance of all of its obligations under this Contract to the Intermediary; provided, that Seller shall, at the
   Intermediary's direction, nevertheless convey the Premises to Buyer in accordance with, and upon and subject to, the terms, conditions and provisions set forth in this Contract. Buyer agrees that performance by the Intermediary under this Contract shall be treated as performance by the seller hereunder, and Seller agrees that Buyer's performance of its obligations hereunder to the Intermediary will be treated as performance to the seller hereunder.

      18.2. Buyer agrees to reasonably cooperate with Seller and to execute such documents as are reasonably necessary for Seller to effect such exchange, provided that (1) all additional costs and expenses arising from Seller's exchange shall be borne solely by Seller, (ii) Buyer shall not be obligated to incur any additional liability as a result of Seller's exchange, and (iii) the contemplated exchange shall not delay any of the time periods or other obligations of Seller hereunder.

   19. Miscellaneous. The laws of the State of Kansas shall govern the validity, enforcement, and interpretation of this Contract. This Contract constitutes the complete and final expression of the agreement of the parties relating to the Premises, and supercedes all previous contracts, agreements, and understandings of the parties, either oral or written, relating to the Premises. This Contract cannot be modified, or any of the terms hereof waived, except by an instrument in writing (referring specifically to this Contract) executed by the party against whom enforcement of the modification or waiver is sought. This Contract may be executed in several counterparts, each of which shall be fully effective as an original, or by the parties on separate counterparts or separate signature pages, all of which together shall constitute one and the same instrument. The headings that have been used throughout this Contract have been inserted for convenience of reference only and do not constitute subject matter to be construed in interpreting this Contract. Words of any gender used in this Contract shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. If any one or more of the provisions of this Contract, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, the validity and enforceability of all other provisions of this Contract and all other applications of any such provision shall not be affected thereby. This Contract shall be binding upon and inure to the benefit of Seller and Buyer, and their respective heirs, personal representatives, successors and permitted assigns. Neither Seller nor Buyer shall be entitled to record this Contract or any written document or instrument evidencing or summarizing all or any part of this Contract or the rights and interests of the parties hereto in the real property records of Johnson County, Kansas, unless expressly agreed between the parties either in this Contract or otherwise in writing duly signed and authorized by the parties hereto.

   20. Authority. The undersigned Harlan S. Laner hereby represents and warrants to Buyer that he is the Managing Member of Laner Real Estate Holdings, L.L.C., a Missouri limited liability company, which is General Partner of L & F Land Company, a Kansas general partnership, and that as such he has all requisite power and is duly authorized to execute this Contract on behalf of Laner Real Estate Holdings, L.L.C. in its capacity as General Partner of L & F Land Company. The undersigned Dennis J. Eskie hereby represents and warrants to Seller that he is entering into this Contract not individually but solely as nominee for the benefit of Church of the Resurrection - United Methodist, a Kansas not-for-profit corporation, and that in his individual capacity he has no rights or interests hereunder.

   IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the date first above written.

                                   SELLER:

                                   L&F LAND COMPANY,
                                   a Kansas general partnership

                                   By: LANER REAL ESTATE HOLDINGS, L.L.C., a
                                       Missouri limited liability company,
                                       its General Partner

                                       By: /s/ Harlan S. Laner
                                           Harlan S. Laner, Managing Member


                                    BUYER:

                                    /s/ Dennis J. Eskie
                                    DENNIS J. ESKIE, not individually but solely
                                    as nominee for the benefit of CHURCH OF THE
                                    RESURRECTION - UNITED  METHODIST, a Kansas
                                    not-for-profit corporation

                                   EXHIBIT A

See the one-page survey drawing attached hereto, on which the Premises are outlined in red.

[Survey Map Omitted]

                                   Exhibit B

                           Description of Farm Lease

Oral fram lease L & F Land Company, as Landlord, and Effertz Bros., Inc. as Tenant for the one-year period from January 1, 1999, through December 31, 1999, under which the total rent amount is $_______, payable in two equal installments of $_______________ each on May 1, 1999, and November 1, 1999.

Tenant's address is 16401 Holmes Road, Kansas City, Missouri 64012, telephone 331-4837.

                                   Exhibit C

                               Street Agreements

See the documents attached hereto, consisting of the following:

        137th Street Escrow and Construction Agreement - 13 pages

        Section 12 of the Real Estate Contract dated
        as of April 23, 1998, between L & F Land
        Company, as the seller, and Church of the
        Resurrection--United Methodist, as the buyer   -  2 pages

                 137TH STREET ESCROW AND CONSTRUCTION AGREEMENT

   THIS AGREEMENT is made and entered into as of the 5th day of August , 1998, by and among L & F LAND COMPANY, a Kansas general partnership ("Seller"), having an address at c/o Harlan S. Laner, Managing Partner, 2901 West 69th Street, Mission Hills, Kansas 66208; CHURCH OF THE RESURRECTION - UNITED METHODIST, a Kansas not-for-profit corporation ("Buyer"), having an address at 13720 Roe, Leawood, Kansas 66224, Attention Reverend Adam J. Hamilton, Senior Pastor, and STEWART TITLE OF KANSAS CITY ("Escrow Agent"), having an address at 1220 Washington, Suite 100, Kansas City, Missouri 64105, Attention John Coghlan.

   RECITALS:

   A. Seller and Buyer are parties to a Real Estate Contract dated as of April 23, 1998 (the "Sale Contract"), relating to the real property in Johnson County, Kansas, at the southeast corner of existing Nall Avenue and proposed 137th Street, depicted in Exhibit A attached hereto (the "Sale Parcel").

   B. Seller owns the property adjacent to and north of the Sale Parcel ("Seller's Retained Parcel"), bounded on the north by existing 135th Street and on the west by existing Nall Avenue.

   C. Seller and Buyer have agreed, pursuant to Section 12 of the Contract, to construct a two-lane "reverse frontage" roadway, including, if and to the extent required by the City of Leawood, Kansas, and all other governing authorities having jurisdiction with respect to the construction of such roadway, acceleration and deceleration lanes on abutting streets, medians, curbs, curb cuts, storm sewers, and the like (collectively, the "137th Street Improvements"), along the common boundary between the Sale Parcel and Seller's Retained Parcel, and cause the 137th Street Improvements to be dedicated to and accepted by the City of Leawood for public use and maintenance.

   D. Seller and Buyer have further agreed, pursuant to Section 12 of the Contract, that Buyer shall be responsible for causing the 137th Street Improvements to be constructed, with the cost thereof to be shared equally by Seller and Buyer, and that each party shall deposit with Escrow Agent, concurrently with the closing of Buyer's purchase of the Sale Parcel, an amount equal to one-half the sum of (i) the cost of constructing the 137th Street Improvements as estimated by the parties, plus (ii) the agreed charges of Escrow Agent in connection with this escrow.

   E. Escrow Agent is willing to accept the parties' deposits in escrow and in trust, and to hold, invest, administer and disburse the same.

   F. The parties desire to set forth herein their agreements concerning, the foregoing.

   NOW, THEREFORE, in consideration of the premises and of mutual covenants and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

   1. EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective only if, and as of the date on which, the sale and purchase transaction contemplated in the Sale Contract shall be fully closed as provided therein, including recording of the deed conveying the Sale Parcel to Buyer (said date of closing being herein called the "Effective Date"). If the Sale Contract shall be terminated for any reason prior to the closing thereunder, this Agreement shall be deemed null and void ab initio.

   2. DEPOSIT OF FUNDS INTO ESCROW.

      2.1 Construction Cost. The term "Construction Cost" as used herein means the aggregate of all direct design and construction costs of the 137th Street Improvements plus all fees, other costs directly related to the general supervision of such construction by the Engineer (hereinafter defined) and/or other design and construction professionals retained by mutual agreement of Buyer and Seller, and all application and permit fees payable to the applicable governmental authorities. "Construction Cost" shall not include legal fees or expenses of the parties. Seller and Buyer agree that each of them shall pay one-half the Construction Cost by depositing their respective shares into this escrow with Escrow Agent at the times and in the manner herein provided. As of the date of this Agreement, Seller and Buyer estimate that the Construction Cost will be approximately $300,000.00.

      2.2 Deposit of Funds with Escrow Agent.

      (a) On the Effective Date, Seller and Buyer shall each deposit with Escrow Agent the sum of $150,300.00, i.e., one-half the sum of $300,600.00, which aggregate $300,600.00 deposit shall consist of (i) Seller's and Buyer's present estimate of the Construction Cost as set forth in Section 2.1 above (said initial estimated amount plus any and all amounts which may be subsequently deposited hereunder by Seller and Buyer to be applied to the Construction Cost, being herein collectively calle "Construction Cost Deposit"), plus (ii) $600.00, which is the estimated total Escrow Fee of Escrow Agent. Escrow Agent agrees that its total compensation for the retention, monitoring, administration and disbursement of the Construction Cost and performance of all other duties and responsibilities of Escrow Agent under this Agreement (the "Escrow Fee") shall be a sum equal to $100.00 per disbursement required to be made by Escrow Agent out of the Escrowed Funds (hereinafter defined) under this Agreement.

      (b) If at any time during the term of this Agreement (i) the amount of the Construction Cost shall exceed the Construction Cost Deposit, because of any change orders which may be agreed upon in writing by Seller and Buyer or as may be otherwise agreed in writing by Seller and Buyer, or (ii) the amount of the Escrow Fee shall exceed $600.00, then within 10 days after the parties shall have determined and agreed upon the amount of such deficiency, Seller and Buyer shall each deposit with Escrow Agent, by certified or cashless check or by federal wire transfer of funds, one-half the amount of such deficiency.

      2.3 Investment of Funds. Escrow Agent shall collect the Construction Cost Deposit and shall keep the same continuously invested and reinvested in a money market account in UMB Bank. All interest from the investment of the Construction Cost Deposit shall accrue to and be reported to the Internal Revenue Service one-half for the account of Seller and one-half for the account of Buyer, and Escrow Agent shall disburse such interest to Seller and Buyer upon termination of this Agreement. Construction Cost Deposit and interest earned thereon during the term of this Agreement are herein collectively called the "Escrowed Funds."

      2.4 Taxpayer Information. Taxpayer identification information for Seller and Buyer is as follows, and Seller and Buyer shall each execute and deliver to Escrow Agent upon request any other required Internal Revenue Service documentation for the giving of taxpayer identification information in connection with the Escrowed Funds:

                Seller:         L & F Land Company
                                EIN 43-1541024
                                c/o Harlan S. Laner
                                2901 West 69th Street
                                Mission Hills, Kansas 66208

                Buyer: Church of the Resurrection - United Methodist EIN 48-1107898
                                13720 Roe
                                Leawood, Kansas 66224
                                Attn. Rev. Adam J. Hamilton

   3. CONSTRUCTION OF 137TH STREET IMPROVEMENTS.

      3.1 Permits and Approvals. Buyer shall apply for and obtain all necessary approvals and permits of the City of Leawood and all other governmental authorities having jurisdiction with respect to the construction and installation of the 137th Street Improvements. Seller shall cooperate with Buyer, including the timely execution of such applications and other documents as may be reasonably required in connection therewith.

      3.2 Preparation of Plans.

      (a) Buyer shall employ a professional engineering firm approved by Seller (the "Engineer") to prepare plans and specifications for the construction and installation of the 137th Street Improvements (collectively, the "Plans"), which shall comply with the requirements of all Laws (hereinafter defined) and with the standards and requirements of the City of Leawood for similar public roadways parallel to 135th Street commonly referred to as "reverse frontage" roads. "Laws" shall mean all applicable requirements, administrative and judicial orders, laws, statutes, ordinances, rules and regulations of all federal, state, county, municipal and local departments, commissions, boards, bureaus, agencies and officer thereof, having or claiming jurisdiction over all or any part of the 137th Street Improvements or the use thereof.

      (b) During preparation of the Plans, Buyer shall, and shall cause the Engineer to, consult with Seller, including (without limitation) providing Seller reasonable advance notice of all meetings, conferences and consultations between Buyer and the Engineer and giving Seller an opportunity to participate in all of same and to receive copies of, review, comment on, and discuss with Buyer and the Engineer, all working drawings and proposals during the course of preparation of the proposed P Buyer shall give standing written instructions to the Engineer, and shall give similar standing written instructions to the General Contractor under the Construction Contract (hereinafter defined in Section 3.3(b)), to furnish Seller such notices, information, copies, access and cooperation and to include Seller in all material discussions. Each party agrees to use reasonable good faith efforts to participate fully in the preparation of Plans and to provide all notices, approvals, communications and other assistance contemplated herein in a timely manner. Each party shall be responsible for providing information regarding its respective Parcel as reasonably requested by the Engineer. Buyer shall cause the Engineer to submit the proposed Plans to Seller for its approval within 30 days after the Effective Date, and if Seller does not make written objection thereto and state its desired modifications in reasonable detail within 30 days from the date of receipt thereof, such proposed Plans shall be deemed approved by Seller. If Seller does object, Buyer and the Engineer shall promptly consult with Seller to finalize the Plans, and if the parties shall be unable to resolve Seller's objections within 10 days after Buyer's receipt thereof, the matter shall be submitted to and decided by arbitration in accordance with the provisions of
Section 3.4 of this Agreement.

      (c) Once the Plans are approved in writing by Seller and Buyer, no material changes shall be made therein without the written approval of both Seller and Buyer, and any such proposed changes on which the parties are unable to agree shall be submitted to and decided by arbitration in accordance with the provisions of Section 3.4 of this Agreement. Any approvals by Seller and Buyer shall relate only to conceptual matters, and not to technical matters, and neither Seller nor Buyer shall b responsible for the technical adequacy of the matters described in the Plans.

      3.3 Bidding; General Contractor; Construction Contract.

      (a) Buyer shall, as soon as reasonably practicable after approval of the Plans by Buyer and Seller, and in no event later than 30 days after such approval, submit the Plans for bid to not less than 3 general contractors selected by Buyer and approved by Seller. Buyer and Seller shall review the bids and consult with each other to select the bidder. If Seller and Buyer do not agree upon which bid to accept, Buyer shall resubmit the Plans for bid in accordance with the procedure set for above in this paragraph (a). Each party shall respond to the other within 15 days after receipt of bids, and if during any round of bidding one party shall fail to respond within said 15-day period, the other party may unilaterally select a general contractor from the bids received in that round of bidding. In the event the parties are unable to agree upon the selection of a bidder after a second round of bidding, the matter shall be submitted to and decided by arbitration in accordance with the provisions of
Section 3.4 of this Agreement.

      (b) Upon approval of a bid, Buyer shall negotiate and shall enter into a contract with the successful general contractor (the "General Contractor"), subject to Seller's prior written approval of the contract. Such contract (the "Construction Contract") shall be on a standard AIA form with modifications of the form provisions as Seller and Buyer shall mutually agree are appropriate and shall provide, among other things, for (i) compliance by the General Contractor and all subcontractors all applicable Laws; (ii) the posting of bonds by the General

Contractor, if requested by Seller or Buyer, in the event liens are filed against the Sale Parcel and/or Seller's Retained Parcel; (iii) retention of at least 10% of each periodic payment until the work is finally completed and accepted; (iv) insurance in amounts and providing coverages reasonably satisfactory to Seller and Buyer; and (v) acknowledgment that Seller has the right to take over the 137th Street Improvements as provided in Section 3.9 of this Agreement. The Construction Contract and each subcontract shall expressly inure to the benefit of (and be enforceable by) both Seller and Buyer. In the event the parties shall be unable to agree upon the terms and provisions of the Construction Contract within 15 days after Buyer's submission thereof to Seller for approval, the matter shall be submitted to and decided by arbitration in accordance with the provisions of Section 3.4 of this Agreement.

   3.4 Arbitration.  In the event Seller and Buyer shall be unable to agree upon
(i) approval of proposed Plans under Section 3.2, (ii) selection of a bidder under Section 3.3(a), or (iii) approval of the proposed Construction Contract under Section 3.3(b), then within 5 days after the expiration of the applicable time period hereinabove provided for reaching such agreement or giving such approval, the matter shall be submitted to arbitration. The arbitration shall be governed by the substantive laws of the State of Kansas and the Federal Arbitration Act, and the parties shall bear equally the costs of the arbitration except that all expenses of witnesses shall be borne by the party offering the testimony of that witness. Each party shall be entitled to appoint one arbitrator, and the parties shall mutually agree on the third arbitrator or, in the event the parties cannot agree, the third arbitrator shall be selected by the other two arbitrators from a list of 10 prospective arbitrators then to be provided by (x) the professor of construction law at either the University of Missouri - Kansas City School of Law, or, if he or she is unwilling to provide such a list, (y) the professor of construction law at the University of Kansas School of Law, or, if he or she is unwilling to provide such a list, (z) the Missouri Builders Association. All of the arbitrators to be selected under this Agreement shall be independent and impartial, shall not have been employed by or associated with Seller or Buyer at any time within the preceding 5-year period, and shall be both (a) professionals who are knowledgeable and experienced with respect to construction of similar streets or roads and related improvements in the Kansas City metropolitan area and the review and evaluation of plans, specifications and contracts therefor, and (b) trained and experienced as arbitrators. The date and location of the arbitration hearing shall be mutually agreed to by the parties, or if the parties are unable to agree, shall be determined by the arbitration panel. The parties shall mutually agree on discovery to be permitted, provided, however, that at a minimum the parties shall, at least two days prior to the date set for the arbitration hearing, exchange all documents relevant to the dispute(s) and all documents each party intends to submit to the arbitrators. No depositions shall be permitted unless they are necessary to present the testimony of a witness who is unavailable to testify at the arbitration hearing. If either party requests additional discovery, and the parties are unable to agree on the limits for such additional discovery, the dispute shall be determined by the arbitration panel. Seller and Buyer agree to participate in good faith in the arbitration and to perform all duties and obligations hereunder in a timely and expeditious manner to facilitate completion of construction, and agree that the written decision of a majority of the panel of arbitrators shall be final, conclusive and binding upon the parties and shall be the sole remedy of each party with respect to the issues submitted for arbitration. The parties and arbitrators shall maintain the confidentiality of the proceedings and the written arbitration decision, unless disclosure is required to obtain judicial enforcement of the arbitrators' decision, or otherwise required by applicable law.

   3.5 Change Orders. All change orders shall require the prior written approval of both Buyer and Seller.

   3.6 Inspections; Correction of Deficiencies. Buyer shall employ a professional engineering firm approved by Seller (the "Inspecting Engineer"), on terms and conditions and for such compensation as shall be approved by Seller (which compensation shall be part of the "Construction Cost" hereunder), to periodically inspect the progress of the work on the 137th Street Improvements, review applications for payment received by Buyer from the General Contractor, advise concerning any deficien in the work or other matters, and make the final inspection and issue a final certificate of completion to Seller and Buyer as contemplated in Section 3.7 hereof. Seller may inspect at any time during the construction and installation of the 137th Street Improvements. Buyer agrees to cause to be corrected any deficiencies in the work or materials promptly after receiving written notice thereof.

   3.7 Completion; Final Inspection and Acceptance by the Parties. Buyer shall cause the 137th Street Improvements to be completed in accordance with the Plans and this Agreement not later than 12 months after the Effective Date, subject to Force Majeure (hereinafter defined). Upon completion of the 137th Street Improvements, Buyer shall give notice to the Inspecting Engineer and Seller that the same are ready for final inspection, and within 30 days after the giving of such notice, on a mutually established date, Seller, Buyer and the Inspecting Engineer shall complete an inspection thereof. If no written objections are made within 10 days after such inspection, Buyer shall cause the Inspecting Engineer to issue its final certificate of completion to Seller and Buyer. Buyer agrees, upon written request from Seller, to pursue any and all claims, based on professional negligence or otherwise, for the benefit of Seller and Buyer concerning the preparation of Plans or the construction or installation of the 137th Street Improvements.

   3.8 Takeover of the Work by Seller. If Seller determines in its reasonable judgment and in good faith, at any time from and after the date which is 8 months after the Effective Date, that the performance of the work on the 137th Street Improvements is not proceeding so as to be completed within the time provided in Section 3.7, Seller may give written notice of such fact to Buyer, and if Buyer does not provide Seller reasonable evidence, within 10 days after receipt of such notice from Seller, either that the work will be completed as required or that an extension of the completion date is permitted under the provisions of Section 3.10 of this Agreement, Seller shall have the right (but shall have no obligation) to assume control of the 137th Street Improvements, and if Seller elects to do so, Seller shall cause the same to be completed with reasonable diligence, in accordance with the Plans and this Agreement.

   3.9 Standards of Performance. All work which is to be performed or caused to be performed as provided in this Agreement shall be done in a good and workmanlike manner, substantially in accordance with the Plans, in conformity with generally accepted construction practices, and in conformity with all Laws.

   3.10 Easements.

   (a) Each party ("Grantor") hereby grants to the other party ("Grantee"), for the benefit of Grantee and its agents, employees and contractors, a temporary easement to enter upon and use such portions of the Grantor's Parcel as may be reasonably necessary to permit the Grantee to cause to be effected and completed the construction and installation of the 137th Street Improvements in accordance with this Agreement.

   (b) Grantor shall, upon request of Grantee or the City of Leawood, grant to Grantee or the City such other and further easements and rights-of-way as shall be reasonably required in connection with the construction, installation, maintenance, repair and use of the 137th Street Improvements, provided that the location of each such easement and right-of-way and the terms, conditions and provisions of the agreement creating and establishing the same, must be reasonably satisfactory to Gran

   3.11 Permitted Delays. Notwithstanding anything to the contrary set forth in this Agreement, whenever performance is required of a party under this Agreement, the party shall use all due diligence and take all necessary measures in good faith to perform; provided, however, that if completion of performance shall be delayed at any time by reason of acts of God, war, civil commotion, riots, strikes, picketing or other labor disputes, unavailability of labor or materials, or damage to work progress by reason of fire or other casualty, or other cause beyond the reasonable control of the party required to perform (collectively, "Force Majeure"), then the time for performance as herein specified shall be extended by the period of the delay actually so caused. The provisions of this Section shall not (i) operate to excuse any party from the prompt payment of any amounts to be paid by it under this Agreement or (ii) be applicable to delays resulting from the inability of a party to obtain financing or proceed with its obligations because of a lack of funds.

   4. DISBURSEMENT OF ESCROWED FUNDS.

   4.1 Progress Payments to General Contractor. Upon Buyer's receipt of an application by the General Contractor, made not more often than once each month, accompanied by an AIA Document G702 Application and Certificate for Payment
(collectively, the "Application"), Buyer and Seller shall jointly instruct Escrow Agent to disburse directly to the General Contractor an amount equal to the sum requested in the Application. Each Application for a progress payment shall reflect a 10% retainag

   4.2 Final Payment to General Contractor. Upon receipt by Buyer of final, unconditional lien waivers of the General Contractor and all subcontractors, duplicate copies of which shall be provided to Seller, Buyer and Seller shall jointly instruct Escrow Agent to disburse directly to the General Contractor the entire remainder of the contract price under the Construction Contract.

   4.3 Required Documentation to Seller. Notwithstanding the foregoing provisions of Sections 4.1 and 4.2, Seller shall not be required to instruct Escrow Agent to make any disbursement to the General Contractor until Seller shall have received a copy of the Application for such payment together with all of the following:

   (a) With respect to the first Application, a complete, reproducible set of the approved Plans;
                                       7

   (b) A certification by the Engineer that the work or portion thereof for which payment is requested has been completed substantially in accordance with the Plans;

   (c) A list of the names and addresses of all subcontractors and suppliers of materials used in the work for which payment is requested; and

   (d) With respect to work covered by the immediately preceding Application, copies of sworn statements and lien waivers signed by the General Contractor and each subcontractor and supplier of materials used in the work covered by such immediately preceding Application (each, an "Affiant") stating (i) that the Affiant waives any lien or right to a lien with respect to work for which payment has been received by the Affiant, (ii) the amount theretofore received by the Affiant, and (iii) th total amount of the Affiant's contract.

   4.4 Remainder of Escrowed Funds. After disbursement of the final payment to the General Contractor, Buyer and Seller shall jointly instruct Escrow Agent to disburse the remainder of the Escrowed Funds (if any) one-half to Buyer and one-half to Seller, and upon such disbursement this escrow shall terminate.

   5. DEDICATION TO CITY. Upon completion of the 137th Street Improvements, final acceptance thereof by Buyer and Seller, and disbursement of the final payment to the General Contractor as provided in Section 4.2, Buyer shall promptly make formal application for the 137th Street Improvements to be dedicated to and accepted for public maintenance by the City of Leawood. Buyer and Seller shall cooperate and shall take such action as shall be reasonably required to effectuate such dedication and acceptance, including, without limitation, execution and delivery of such applications, deeds of dedication and other documents and instruments as the City may reasonably request. All expenses in connection with such dedication and acceptance (including, without limitation, the cost of a title insurance commitment for the City and copies of all exception documents identified therein) shall be paid as and when due, one-half by Seller and one-half by Buyer, provided that each party shall be responsible for its own legal fees.

   6. INSURANCE. Until the 137th Street Improvements are completed and dedicated to and accepted by the City of Leawood, Seller and Buyer shall each maintain or cause to be maintained in force one or more broad-form policies of comprehensive public liability insurance against claims and liability on account of bodily injury, death and property damage incurred upon or about the insured party's Parcel, which liability insurance shall include coverage of completed operations, shall have a combined single limit of not less than $1,000,000 per occurrence, and shall designate the other party as an additional insured. All such insurance shall be carried in companies licensed in the State of Kansas having a general rating of "B+" or better and a financial size rating of "IX" or better in Best's Key Rating Guide, or be equivalently rated by any successor insurance company rating service; be primary insurance which will not call upon any other insurance obtained by Seller or Buyer for defense, contribution or payment; and contain provisions requiring the insurer to give at least 30 days' prior written notice to each insured of cancellation, nonrenewal or material modification. Upon request, each party shall provide the other party a certificate of insurance evidencing compliance with the insuring obligations set forth in this Section.

   7. CONCERNING THE ESCROW AGENT.

   7.1 Liability of Escrow Agent. Escrow Agent shall not be liable for (i) any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof, (ii) any penalties or loss of principal or interest or any delays in withdrawal of the Escrowed Funds which may be imposed by the financial institution in which the Escrowed Funds are deposited or as a result of making or redeeming any investment in accordance with this Agreement, or
(iii) any loss or impairment of funds while in the course of collection or while on deposit if such loss or impairment results from the failure or insolvency of the financial institution in which the Escrowed Funds are deposited.

   7.2 Escrow Fee. The Escrow Fee shall be Escrow Agent's sole compensation under and in connection with this Agreement. Escrow Agent agrees that it shall not be entitled to any other compensation or reimbursement in connection with this Agreement except as expressly provided in Section 7.3, nor shall Escrow Agent have any lien or right of set-off whatsoever against any of the Escrowed Funds.

   7.3 Disputes Concerning Escrowed Funds. If a dispute arises between Seller and Buyer in connection with the distribution of Escrowed Funds, Escrow Agent may (i) hold the Escrowed Funds in its possession until a mutual agreement has been reached between Seller and Buyer, or (ii) file an interpleader action in a court of competent jurisdiction and deposit the Escrowed Funds with the court, to be distributed by the court upon the entry of a final judgment in such action, provided, however that Escrow Agent shall not file such an action or so deposit the Escrowed Funds with the court unless Escrow Agent shall have given Seller and Buyer written notice of its intent to do so and Seller and Buyer shall have failed to reach agreement and provide Escrow Agent joint written instructions concerning the distribution of the Escrowed Funds within 10 days after the giving of such notice. If Escrow Agent brings such an action because Seller and Buyer are unable to agree upon the release of Escrowed Funds, Seller and Buyer shall each pay one-half of Escrow Agent's actual, reasonable out-of-pocket expenses, including without limitation reasonable attorneys' fees, incurred with respect to such action.

   8. GENERAL PROVISIONS.

   8.1 No Partnership. None of the terms or provisions of this Agreement shall be deemed to create a partnership, joint venture or other joint enterprise between Buyer and Seller. This Agreement is not intended to nor shall it be construed to create any third-party beneficiary rights.

   8.2 Approvals; Designated Representatives. Each party agrees that its approvals and consents under this Agreement shall not be unreasonably withheld, conditioned or delayed. Buyer hereby designates Wendall Lady as its representative for all communications under this Agreement, and Seller hereby designates Harlan Laner as its representative for all communications hereunder.

   8.3 Notices. All notices, consents, requests, approvals, authorizations and other communications (each, a "Notice") required or permitted to be given hereunder shall only be effective if in writing and if served by registered or certified mail, return receipt requested and all postage and charges prepaid, or by personal delivery by a reputable commercial courier service which delivers only upon signed receipt of the addressee, addressed to the party's address hereinabove set forth. Al Notices shall be effective upon being deposited in the United States Mail or delivered to the courier service in the manner prescribed above, provided that the time period in which a response to any such Notice must be given shall commence to run from the date of receipt by the addressee as shown on the return receipt or courier receipt of the Notice. Rejection or other refusal to accept or inability to deliver because of change of address of which no Notice was given shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver.

   8.4 Successors. All of the covenants and agreements contained in this Agreement shall run with the land and shall be binding upon and inure to the benefit of the successors and assigns of each of the parties. Each party covenants and agrees to so advise its successors and assigns in writing, cause said successors and assigns to agree in writing to be bound hereby, and provide the other party copies of the foregoing.

   8.5 No Recording. Neither Seller nor Buyer shall be entitled to record this Agreement in the real property records of Johnson County, Kansas, unless expressly agreed between the parties in writing.

   8.6 Severability. Invalidation of any provision of this Agreement or of the application thereof to any person, party or circumstance by judgment or court order shall in no way affect any other provision hereof or the application of such other provisions to any other person, party or circumstance, and the same shall remain in full force and effect.

   8.7 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Kansas.

               THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.
        SECTION 8.8 AND THE PARTIES' SIGNATURES FOLLOW ON THE NEXT PAGE.

   8.8 Counterparts. This Agreement may be executed by the parties hereto on separate counterparts or on separate signature pages to be attached hereto, all of which shall constitute one and the same Agreement.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                SELLER:

                                L&F LAND COMPANY, a Kansas general partnership

                                By: /s/Harlan S. Lander
                                       Harlan S. Laner, Managing Partner

                                BUYER:

                                CHURCH OF THE RESURRECTION - UNITED METHODIST, a Kansas not-for-profit corporation

                                By: /s/Kimberly J. Galbraith
                                       Kimberly J. Galbraith, Chair
                                       Board of Trustees

                                ESCROW AGENT:

                                STEWART TITLE OF KANSAS CITY

                                By: /s/ Sheryl A. Snook
                                Name: Sheryl A. Snook
                                Title: Commercial Escrow Officer

                                    EXHIBIT A

                        Legal Description of the Property

ALL THAT PART OF THE NW1/4 OF SECTION 33, TOWNSHIP 13, RANGE 25, NOW IN THE CITY OF LEAWOOD, JOHNSON COUNTY, KANSAS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE SOUTHWEST CORNER OF THE NW1/4 OF SAID SECTION 33; THENCE N 2 05' 05" W, ALONG THE WEST LINE OF THE NW1/4 OF SAID SECTION 33, A DISTANCE OF 1,286.51 FEET; THENCE N 87 54' 55" E, ALONG A LINE PERPENDICULAR TO THE WEST LINE OF THE NW1/4 OF SAID SECTION 33, A DISTANCE OF 68.22 FEET, TO A POINT OF CURVATURE; THENCE EASTERLY AND SOUTHEASTERLY, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 625 FEET AND A CENTRAL ANGLE OF 31 08' 13", A DISTANCE OF 339.65 FEET, TO A POINT OF REVERSE CURVATURE; THENCE SOUTHEASTERLY, EASTERLY AND NORTHEASTERLY, ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 650 FEET, A CENTRAL ANGLE OF 81 18' 37" AND WHOSE INITIAL TANGENT BEARING IS S 60 56' 52" E, A DISTANCE OF 922.44 FEET, TO A POINT OF REVERSE CURVATURE; THENCE NORTHEASTERLY AND EASTERLY, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 600 FEET, A CENTRAL ANGLE OF 34 26' 53" AND WHOSE INITIAL TANGENT BEARING IS N 37 44' 31" E, A DISTANCE OF 360.74 FEET, TO A POINT OF TANGENCY; THENCE N 72 11' 24" E, A DISTANCE OF 14.31 FEET, TO A POINT ON THE CENTERLINE OF 137TH STREET, AS NOW ESTABLISHED, SAID POINT ALSO BEING ON THE WEST LINE OF THE EAST 68 ACRES OF THE NW1/4 OF SAID SECTION 33; THENCE S 1 50' 17" E, ALONG THE WEST LINE OF THE EAST 68 ACRES OF SAID SECTION 33, ALONG THE WEST LINE OF LOT 1, CHURCH OF THE RESURRECTION, A SUBDIVISION OF LAND NOW IN THE CITY OF LEAWOOD, JOHNSON COUNTY, KANSAS AND ALONG THE WEST LINE OF BLOCK 1 OF QUAIL CREST, A SUBDIVISION OF LAND NOW IN THE CITY OF LEAWOOD, A DISTANCE OF 1,532.30 FEET, TO THE SOUTHWEST CORNER OF LOT 16, BLOCK 1 OF SAID QUAIL CREST, SAID POINT ALSO BEING ON THE SOUTH LINE OF THE NW1/4 OF SAID SECTION 33; THENCE S 87 51' 49" W, MEASURED, (S 89 48' 34" W, PLATTED) ALONG THE SOUTH LINE OF THE NW1/4 OF SAID SECTION 33, A DISTANCE OF 1,532.06 FEET, TO THE POINT OF BEGINNING.

               Section 12 of the Real Estate Contract dated as of
          April 23, 1998, between L&F Land Company, as the seller, and
           Church of the Resurrection--United Methodist, as the buyer

        12. 137th Street Improvements. Seller and Buyer agree to construct a reverse two-lane frontage roadway, including, if and to the extent required by the City of Leawood and all other governing authorities having jurisdiction with respect to the construction of such roadway, acceleration and deceleration lanes on abutting streets, medians, curbs, curb cuts, storm sewers, and the like, (the "137th Street Improvements") along the northerly boundary of the Premises at approximately the location shown on Exhibit A in accordance with standards and requirements of the City of Leawood and consistent with similar roadways within the City of Leawood parallel to 135th Street and commonly referred to as "reverse frontage roads". Buyer shall be responsible for the construction of the 137th Street Improvements; provided, however, that the cost of such shall be shared equally by Seller and Buyer and concurrent with the Closing each party shall place in a daily interest bearing account with the Title Company or another escrow agent mutually acceptable to Seller and Buyer (the "Escrow Agent") a sum equal to one-half of the parties' estimated cost of constructing same (the "137th Street Improvements Escrow"). In calculating such estimated cost, the direct design and construction costs and all fees and other costs related to the general supervision of construction of the 137th Street Improvements shall be included, together with Escrow Agent's reasonable and mutually agreed charges for retention, monitoring, administration and disbursement of the 137th Street Improvements Escrow. Disbursements shall be made from the 137th Street Improvements Escrow during the course of construction of the 137th Street Improvements in accordance with an escrow agreement to be entered into with the Escrow Agent on terms and conditions reasonably satisfactory to Seller and Buyer. Each party shall provide such easements, rights of way, and other access over and upon such party's property as may be reasonably required in order to achieve construction of the 137th Street
Improvements and shall cooperate with the other party, including the timely execution of documents and applications as may be reasonably required, to effect construction of the 137th Street Improvements, obtain all approvals and permits of all governmental and regulatory authorities as may be required therefor, and to achieve final dedication and acceptance of the roadway by the City of Leawood. The escrow agreement to be entered into by Seller, Buyer and the Escrow Agent shall provide, among other things, that Seller shall have the right of prior approval with respect to Buyer's bidding procedure, the identity of the engineer and the Contractor, the terms and provisions of the contract for the performance of the work, and the plans and specifications for the work; provided, however, that (i) all such plans and specifications shall be in accordance with standards and requirements of the City of Leawood and consistent with similar roadways within
the  City  of Leawood parallel to 135th Street  and  commonly   referred  to  as
"reverse frontage roads," (ii) the period for construction of the 137th Street Improvements shall be no less than six (6) months and no more than twelve
(12) months from and after the Closing Date, and (iii) Seller shall not unreasonably withhold its approval as specified herein. If Buyer fails to cause the 137th Street Improvements to be completed within twelve (12) months from and after the Closing Date in accordance with the terms and requirements of this Paragraph 12, Seller, shall have the right, but not the duty, to assume control of the work and cause the same to be completed. Neither Seller nor Buyer shall have any duty or responsibility for maintenance or repair of the 137th Street Improvements after completion of construction as provided herein. The provisions of this Paragraph 12 shall survive the Closing, delivery of the Warranty Deed, and all other performances under this Contract. The obligations of the parties under this Paragraph 12 shall run with the land and shall be binding upon all successors in interest to each of Buyer and Seller, and each party covenants and agrees to so advise its successors in interest in writing, cause said successors to agree in writing to be bound hereby, and provide the other party copies of the foregoing.

                                 PROMISSORY NOTE
                                                                 Leawood, Kansas
$_______________*                                           ______________, 2000

   FOR VALUE RECEIVED, COR DEVELOPMENT LLC, a Kansas limited liability company ("Borrower"), promises to pay to the order of L & F LAND COMPANY, a Kansas general partnership ("Lender"), at 2901 W. 69th Street, Mission Hills, Kansas 66208, or at such other place as the Lender may from time to time designate in writing, the principal sum of __________________________________ DOLLARS
($_____________)*, together with interest thereon at the Applicable Rate (hereinafter defined), on January 2, 2001.

   "Applicable Rate" shall mean _________ percent (_____%) per annum.

   Borrower shall not have the right to prepay this Note.

   This Note is made and executed pursuant to that certain Real Estate Contract dated as of January 24, 2000, between Lender, as Seller, and Dennis J. Eskie (the "Nominee"), not individually but solely as nominee for the benefit of Church of the Resurrection-United Methodist, a Kansas not-for-profit corporation, as reinstated and amended by Reinstatement and Amendment of Real Estate Contract dated as of ____________, 2000, between Lender and Nominee, and assigned by Nominee to Borrower by Assignment and Assumption of Real Estate Contract dated as of _____________, 2000 (said Real Estate Contract, as so reinstated, amended and assigned, being herein referred to as the "Contract").

   This Note is secured by a first mortgage (the "Mortgage") on the "Premises" as described in the Contract.

   If, prior to full payment and satisfaction of this Note, Borrower shall take any irreversible or irrevocable action with respect to the Premises, cause any final action to be taken with respect to platting, replotting, zoning or rezoning of the Premises or any part thereof, or Borrower shall subject the Premises to any easement, agreement, restriction or encumbrance of any kind whatsoever, or Borrower shall record any document or instrument with respect to the Premises, then at the option of Lender the entire indebtedness evidenced by this Note and all other sums payable to Lender under this Note and under the Mortgage shall become immediately due and payable.

================================================================================

*The principal amount of the Note will be $7,226,000.00 as adjusted in accordance with the provisions of the Contract to reflect (1) a total purchase price based upon the exact number of acres contained in the Property as certified on the Survey, (2) application of the Earnest Money, and (3) proration of real estate taxes and assessments.

**The interest rate on the Note will be the per-annum interest rate in effect on the business day next preceding the Closing Date for the largest minimum-balance money market investment account at Bank of America, N.A.

   If Borrower shall default in the payment of this Note when due, then Borrower shall pay to Lender, in addition to the sum stated above, the reasonable costs of collection, regardless of whether litigation is commenced, including a reasonable sum as attorneys' fees, to the extent not prohibited by law. No failure on the part of Lender to exercise any of Lender's rights hereunder shall be deemed a waiver of any such rights or of any default.

   All agreements contained in this Note and in the Mortgage are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by or on behalf of Borrower to Lender for the use, forbearance or detention of money exceed the highest lawful rate permissible under any applicable law or regulation of any governmental authority having jurisdiction, limiting the amount of interest that may be paid for the loan, use or detention of money ("Usury Law"). If, for any circumstances whatsoever, compliance with any of the terms of this Note or of the Mortgage, at the time performance thereunder shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable thereto, then ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity. If from any circumstance Lender shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender; provided, however, that there shall be no automatic reduction of such payments or obligations as to any party barred by law from availing itself in any action or proceeding of the defense of usury, or any party barred or exempted from the operation of any Usury Law, or in the event and to the extent the indebtedness evidenced by this Note, because of its amount or purpose or for any other reason, is exempt from the operation of the Usury Law.

   Borrower agrees that it will use the proceeds of this Note for business purposes (other than agricultural purposes) only, and not for personal, family or household purposes. The indebtedness evidenced hereby is for "business purposes" within the meaning of Section 16-207, Kansas Revised Statutes.

   This Note may not be changed, amended or modified except by agreement in writing signed by Borrower and Lender.

   This Note shall be construed and enforced in all respects in accordance with the internal laws (without regard to the conflicts of laws rules) of the State of Kansas.

   Time is of the essence with respect to all of Borrower's obligations and agreements under this Note.

   In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

   Whenever used in this Note, the words "Borrower" and "Lender" shall be deemed to include the respective successors and assigns of Borrower and of Lender, and "Lender" shall also include any subsequent holder of this Note. This Note shall be binding in accordance with its terms upon Borrower, its successors and assigns.

   IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

                                       COR DEVELOPMENT LLC, a Kansas limited
                                       liability company


                                       By: ____________________________________
                                       Printed Name: __________________________
                                       Title: _________________________________

                                    MORTGAGE

   THIS MORTGAGE is executed as of this ____ day of _______________, 2000, by and between COR DEVELOPMENT LLC, a Kansas limited liability company, as mortgagor ("Borrower"), having an address at ________________________________, and L & F LAND COMPANY, a Kansas general partnership ("Lender"), having an office at 2901 W. 69th Street, Mission Hills, Kansas 66208.

   RECITALS:

   WHEREAS, Borrower has executed and delivered to Lender a certain Promissory Note (the "Note") of even date herewith payable to the order of Lender in the principal sum of __________________________________________ DOLLARS ($ ),
together with interest thereon at the rate provided in the Note, and in the manner and at the time therein set forth, which Note contains certain other terms and conditions all of which are specifically incorporated herein by reference;

   NOW, THEREFORE, in consideration of the advance of the sum evidenced by the Note, and as security for (i) the payment of the Note, with interest as provided therein, (ii) the payment of all other sums payable hereunder and under the Note (the Note and this Mortgage being hereinafter sometimes together referred to as the "Loan Documents"), or any extensions, renewals, refundings, refinancings or modifications thereof, and (iii) the observance and performance of each of the other covenants, agreements and conditions hereof or in the Note (all such obligations being hereinafter collectively called the "Debt"), Borrower does grant, bargain, sell, convey, mortgage and warrant unto Lender and its successors and assigns:

   ALL that certain parcel of land situate in Johnson County, Kansas, described on Exhibit A attached hereto and incorporated herein by reference (collectively, the "Land"); and

   TOGETHER with all improvements (if any) now or hereafter  erected on the Land
(the   "Improvements")  and  the  appurtenances   thereunto  belonging  and  the
reversions, remainders, rents, issues and profits thereof; and

   TOGETHER with all right, title and interest of Borrower in and to the following described property (collectively, the "Additional Collateral"): (a) all fixtures, fittings, appliances, apparatus, equipment, machinery, chattels, building materials and articles of personal property (i) acquired in whole or in part with the proceeds of the Note, or (ii) now or at any time hereafter affixed to or attached to or placed upon or used in any way in connection with the complete and comfortable use of the Land, or the use, enjoyment or occupancy or operation and maintenance of the Improvements, together with all additions thereto and substitutions and replacements thereof and all attachments, accessories and parts used or intended to be used therewith; and (b) any and all awards, damages, payments and other compensation, and any and all claims therefor and rights thereto, which may result from taking or injury by virtue of the exercise of the power of eminent domain, or any damage, injury or destruction in any manner caused to the Land, the Improvements thereon, or any part thereof, or from any change of grade or vacation of any street, highway or road abutting thereon; and (c) all proceeds paid for damage done to the collateral herein described or the Land; and (d) all air rights, development rights, water rights, mineral rights and other rights of any kind whatsoever appurtenant or belonging to the Land or relating to the Land; and (e) the proceeds of all of the foregoing, both cash and noncash.

   TO HAVE AND TO HOLD the same unto Lender, its successors and assigns, forever.

   AND Borrower hereby agrees that Lender shall have and hereby grants to and creates in favor of Lender, a security interest under the Kansas Uniform Commercial Code (the "Code") in and to the Additional Collateral.

   All of the real and personal property described above, including without limitation the Land, the Improvements and the Additional Collateral, are hereinafter collectively called the "Mortgaged Property."

   PROVIDED, HOWEVER, that if Borrower shall pay to Lender all of the Debt and shall keep and perform each of the other covenants, conditions and agreements set forth herein or in the Note, then this Mortgage and the estate hereby granted and conveyed shall become void and shall be released of record by Lender.

   This Mortgage is executed and delivered subject to the following covenants, conditions and agreements:

   1. Further Assurances. Promptly upon request of Lender, Borrower shall do all acts and things, including but not limited to the execution and delivery of any further deeds, conveyances, assignments and further assurances, deemed necessary or desirable by Lender to establish, confirm, maintain and continue the liens and security interests created or intended to be created or conferred on Lender hereby and the priority thereof.

   2. Taxes, Insurance and Other Expenses. From time to time until the Debt is fully paid and discharged, Borrower shall (i) pay and discharge, when and as the same shall become due and payable, all taxes, assessments, sewer and water rents, and any and all other charges, claims and liens assessed, levied, imposed or created from time to time upon the Mortgaged Property or any part thereof (except those which at the particular time are being diligently contested in good faith by appropriate proceedings), (ii) pay all ground rents reserved from the Mortgaged Property and pay and discharge all mechanics' liens and judgment liens which may be filed against the Mortgaged Property (except those which at the particular time are being diligently contested in good faith by appropriate proceedings), (iii) pay and discharge any documentary stamp or other tax, including interest and penalties thereon, if any, now or hereafter becoming payable on the Note or this Mortgage, (iv) provide, renew and keep in effect by paying the necessary premiums and charges thereon, (x) insurance upon the Improvements (if any) against loss or damage by fire, other extended coverage risks and other hazards customarily insured against in amounts required by Lender, which policy shall contain a standard non-contributory mortgagee clause in favor of Lender, and (z) public liability and property damage insurance applicable to the Mortgaged Property in amounts and coverage satisfactory to Lender, which policy shall name Lender as an additional insured thereunder, and each of which policies shall be issued by insurance companies of recognized responsibility, and (v) if requested by Lender, promptly submit to Lender evidence of the due and punctual payment of all the foregoing charges. In the event of foreclosure of this Mortgage, or other transfer of title to the Mortgaged Property in extinguishment of the Debt, all right, title and interest of the Borrower in and to any insurance policies or proceeds referred to in this Section (including any pre-paid premiums or deposits) then in force, shall pass to the purchaser or grantee. Lender shall be subrogated to the rights of the holder of any lien or security interest prior to the lien and security interest of this Mortgage discharged by Lender or discharged with a portion of the Debt or proceeds thereof.

   3. Payments by Lender. If Borrower neglects or refuses to pay the charges mentioned in Section 2 above, or fails to maintain the Mortgaged Property as aforesaid, Lender may do so, add the cost thereof to the Debt and collect the same from Borrower on demand with interest thereon until paid at a rate equal to the "Applicable Rate" set forth in the Note.

   4. Repairs; Alterations. Borrower shall maintain the Improvements (if any) in good condition and substantial repair. Lender shall have the right to enter upon the Mortgaged Property at any reasonable hour for the purpose of inspecting the order, condition and repair thereof. Borrower shall make no change or alteration to the Mortgaged Property which materially reduces the economic value of the Mortgaged Property. Borrower shall not cause or permit any waste to the Mortgaged Property.

   5. Other Liens. Borrower covenants and agrees not to create, nor (subject to Borrower's right to contest taxes and assessments under Section 2 above) permit to accrue, upon all or any part of the Mortgaged Property, any debt, lease, lien, charge or encumbrance of any kind, other than (i) the lien of this Mortgage, and (ii) the lien of any subordinate mortgage granted to a bank or other financial institution to secure a bona fide construction loan for the construction of improvements on the Mortgaged Property ("Construction Loan"), without the prior written consent of Lender, such consent to be given or withheld in the sole and absolute discretion of Lender.

   6. Destruction. In the event of damage to or destruction of any or all of the Improvements (if any), Borrower shall promptly notify Lender of such damage or destruction. Borrower shall immediately undertake repair, restoration, reconstruction or replacement of the damaged or destroyed Improvements with improvements of size, quality and value not less than that of the Improvements immediately before the damage or destruction. Lender shall be entitled to receive the proceeds of all casualty damage insurance on the Mortgaged Property, and Lender may, at its option, either apply such proceeds in reduction of the Debt or make all or a portion of such proceeds available to Borrower for reconstruction of the Improvements upon terms and conditions established by Lender in its sole discretion.

   7. Condemnation. In the event that the Mortgaged Property, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain (hereinafter called "condemnation proceedings"), Borrower and Lender shall have the right to participate jointly in any such condemnation proceedings. If title to any of the Mortgaged Property shall be taken in condemnation proceedings or by agreement between Borrower and Lender and those authorized to exercise such right, the award that may be made in any such proceeding or the proceeds thereof shall be paid to Lender in reduction of the Debt.

   8. Leases and Rents. All of the rents, royalties, issues, profits, revenue, income and other benefits of the Mortgaged Property arising from the use or enjoyment of all or any portion thereof or from any lease or agreement now or hereafter pertaining thereto (the "Rents") are hereby absolutely and unconditionally assigned, transferred, conveyed and set over to Lender to be applied by Lender at its option, either in payment of the Debt in such priority and proportion as Lender, in its discretion, may deem proper, or to the operation, maintenance and repair of the

Mortgaged Property. Notwithstanding such assignment, Lender hereby grants to Borrower the right to collect and retain the Rents for Borrower's own account until an Event of Default shall occur, and upon the occurrence of any Event of Default, the right herein granted to Borrower to collect the Rents shall, at Lender's option, terminate.

   9. Events of Default. The occurrence of any of the following events shall, at Lender's option, constitute an "Event of Default" hereunder:

   (a) Default in the payment of principal or interest on the Note when due;

   (b) Default in the performance of any covenant or agreement set forth in the Note or this Mortgage other than the payment of principal or interest on the Note when due, which shall not be cured within 10 days after Lender gives Borrower written notice of default;

   (c) Borrower shall become insolvent or unable to pay Borrower's debts as the same shall mature;

   (d) Borrower shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with or for the benefit of Borrower's creditors or an involuntary bankruptcy proceeding shall be filed against Borrower and shall not be dismissed within thirty (30) days;

   (e) Borrower shall apply for or consent to the appointment of a receiver, trustee or conservator for any portion of Borrower's property or such appointment shall be made without Borrower's consent and shall not be vacated within thirty (30) days;

   (f) Any representation or warranty made by Borrower or any Guarantor shall prove false or misleading in any material respect;

   (g) The entry of any lien or encumbrance against the Mortgaged Property, except for (i) taxes which are due but not yet payable, or (ii) a subordinate mortgage securing a Construction Loan; and

   (h) Default by Borrower shall occur under any lien or encumbrance not created by this Mortgage, whether or not such default (alone or with the giving of notice or passage of time, or both) would otherwise be a default or Event of Default hereunder, if the effect of such default is to cause, or (immediately or upon the giving of notice or passage of time, or both) to permit the holder or holders (or a trustee on behalf of such holder or holders) of the indebtedness secured by such lien or encumbrance to cause, the indebtedness secured by such lien or encumbrance to become due prior to its stated maturity or to cause any of the Mortgaged Property to be subject to sale to foreclose or enforce such lien or encumbrance.

   10. Remedies Upon an Event of Default.

   (a)  Acceleration  of Debt. If an Event of Default as described in subsection
(b), (c) or (d) of Section 9 above shall occur, then without notice or any other action of Lender, and, if any other Event of Default shall occur, then at Lender's option, the entire unpaid balance of the Debt shall become immediately due and payable upon not less than 10 days' prior written notice from Lender to Borrower.

   (b) Other Remedies. Upon the occurrence of any Event of Default, in addition to any and all rights Lender may have at law, or in equity, or under any of the Loan Documents, Lender may immediately undertake any one or more of the following:

   (1) Foreclosure. Lender may institute an action to foreclose this Mortgage, or take such other action as the law may allow, at law or in equity, for the enforcement thereof and realization on the Mortgaged Property, and proceed thereon to final judgment and judicial sale or execution thereon for the entire unpaid balance of the Debt, including interest at the rates and pursuant to the methods of calculation specified in the Note, together with all costs of suit, interest at the Applica Rate on any judgment obtained by Lender from and after the date of any judicial sale of the Mortgaged Property until actual payment is made to Lender of the full amount due Lender, and a reasonable attorneys' fee for collection (to the extent now or hereafter permitted by law), any law, usage or custom to the contrary notwithstanding.

   (2) Entry. Lender personally, or by its agents or attorneys, may enter into and upon any of the Mortgaged Property and may exclude Borrower and its agents wholly therefrom without liability for trespass, damages or otherwise and Borrower agrees to surrender possession to Lender on demand after the happening of any Event of Default. Upon such an entry, Lender may: (i) use, operate, manage and control the Mortgaged Property and conduct the business thereof, either personally or by its ag or receivers and exercise all rights and powers of Borrower with respect thereto either in the name of Borrower or otherwise as Lender shall deem best; (ii) restore the Mortgaged Property; (iii) complete the construction of any Improvements under construction or renovation and in the course of such completion may make such changes in the contemplated or completed Improvements as Lender may deem desirable and may insure the same; and (iv) do all such maintenance as to Lender may seem advisable. Lender shall be entitled to collect and receive all Rents, and after deducting the expenses of conducting the business thereof and of all maintenance and amounts necessary to pay for liens, encumbrances, impositions, premiums for insurance and other proper charges upon any of the Mortgaged Property, as well as just and reasonable compensation for the services of Lender and for all attorneys (to the extent now or hereafter permitted by law) and agents properly engaged and employed by Lender, Lender shall apply the remaining Rents first, to the Debt, and second, to the payment of any other sums required to be paid by Borrower under any of the Loan Documents. Lender shall be liable to account only for Rents actually received by Lender.

   (3) Receivership. Lender may have a receiver appointed to enter into possession of the Mortgaged Property, collect the Rents and apply the same as the court may direct. Lender shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Borrower or any other person who may be legally or equitably liable to pay or perform any of the Debt, and Borrower and each such person shall be deemed to have waived su proof and to have consented to the appointment of such receiver. Should Lender or any receiver collect Rents, the moneys so collected shall not be substituted for payment of the Debt nor can they be used to cure the Event of Default, without the prior written consent of Lender. Borrower hereby expressly consents to the appointment of a receiver for the Mortgaged Property upon the occurrence of any Event of Default, and waives any requirement for the posting of any bond or other security in connection with such appointment and such receiver, and for any hearing in connection with such appointment.

   (4) Sale of Personal Proper1y. Lender shall have such rights and remedies in respect of any personal property included in the Mortgaged Property as are provided by the Code and such other rights and remedies in respect thereof which Lender may have at law or in equity or under any of the Loan Documents, including the right to take possession of the Mortgaged Property wherever located and to sell all or any portion thereof at public or private sale, without prior notice to Borrower, exc as otherwise required by law (and if notice is required by law, after five [5] days' prior written notice), at such place or places and at such time or times and in such manner and upon such terms, whether for cash or on credit, as Lender in its sole discretion may determine. Lender shall apply the proceeds of any such sale first to the payment of the reasonable costs and expenses incurred by Lender in connection with such sale or collection, including reasonable attorneys' fees and legal expenses (to the extent now or hereafter permitted by law), and second to the payment of the Debt, and then to pay the balance, if any, as required by law. Upon the occurrence of any Event of Default, Borrower, upon demand by Lender, shall promptly assemble any personal property included in the Mortgaged Property and make it available to Lender at a place to be designated by Lender which shall be reasonably convenient to Lender and Borrower. Both Borrower and Lender shall be eligible to purchase any part or all of such property at any such disposition.

   (5) Provisions Regarding Sale of Mortgaged Property. The purchaser at any sale or foreclosure sale hereunder may disaffirm any easement granted or lease made in violation of any provision of this Mortgage, and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement or lease. Borrower hereby expressly waives any right which Borrower may have to direct the order in which any of the Mortgaged Property shall be sold in the event any sale or sales pursuant hereto. Lender, at its option, may set aside any declared acceleration of maturity of the Note, whereupon the terms and provisions therein stated and the covenants, terms and conditions in this Mortgage shall revive and continue with the same force and effect as if such acceleration had not occurred. In the event of a sale or other disposition of any of the Mortgaged Property, and the execution of a deed or other conveyance pursuant thereto, the recitals in such deed or conveyance of facts, such as default, the giving of notice of default and notice of sale, terms of sale, purchaser, payment of purchase money, and any other fact affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts; and any such deed or conveyance shall be conclusive against all persons as to such facts recited therein. In case of any sale under this Mortgage, the Mortgaged Property may be sold in one parcel and as an entirety or in such parcels, manner or order as Lender in its sole discretion may elect.

   11. Waivers and Releases. Borrower, for itself and its successors in title, hereby wholly waives the period of redemption and any right of redemption of any of the Mortgaged Property after sale upon foreclosure of this Mortgage, as provided under any law of the State of Kansas now or hereafter in effect. Borrower, for itself and its successors in title, hereby waives all rights at law or in equity to have the Mortgaged Property marshalled in the event of the foreclosure of this Mortgage. Borrower will not at any time insist upon, plead, or in any manner whatsoever claim or take any benefit or advantage of any present or future laws pertaining to the administration of the estates of decedents, exempting any of the Mortgaged Property from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment, or providing for the valuation or appraisal of any of the Mortgaged Property prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court. Borrower hereby covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Lender, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Borrower hereby fully and absolutely waives and releases all rights and claims it may have in or to any of the Mortgaged Property as a homestead exemption.

   12. Transfer, Sale or Encumbrance. In the event that Borrower shall, without the prior written approval of Lender, sell, assign, grant, convey, transfer, mortgage, lease or encumber the Mortgaged Property or any part thereof (directly or indirectly, whether by operation of law or otherwise), or agree to do so, other than a subordinate mortgage securing a Construction Loan, the entire unpaid balance of the Debt shall, at the option of Lender, become immediately due and payable,

   13. Mortgage as Security Agreement. Lender shall have, in respect of so much of the Mortgaged Property as may be covered by the Code, such rights and remedies as are provided by the Code and such other rights and remedies in respect thereof which it may have at law or in equity or under the Note or this Mortgage. This Mortgage shall constitute a security agreement as defined in the Code In the Additional Collateral. Borrower will on demand deliver all financing statements that may from time to time be requested by Lender to establish and perfect the priority of Lender's security interest in the Mortgaged Property and shall pay all expenses incurred by Lender in connection with the renewal or continuation of any financing statements executed in connection with the Mortgaged Property; and shall give advance written notice of any proposed change in Borrower's name, identity or structure and will execute and deliver to Lender prior to or concurrently with such change all additional financing statements that Lender may require to establish and perfect the priority of Lender's security interest.

   14. Amendment. This Mortgage may be amended only by an instrument in writing executed by Borrower and Lender.

   15. Notices. All notices, demands, requests and consents required under this Mortgage shall be in writing, and shall be deemed properly given: (i) if delivered personally; (ii) if sent by United States certified or registered mail with return receipt requested; or (iii) if sent by Federal Express or other express air delivery service, in each such case (except for personal delivery) with postage or charges prepaid or billed to sender, and addressed if to Borrower at Borrower's address hereinabove set forth, or if to the Lender, at the Lender's address hereinabove set forth, or at such other address or addresses as any party hereto may hereafter designate for itself by written notice to each other party hereto. Notices, demands and requests shall be deemed sufficiently served or given for all purposes hereunder: (i) if served by certified or registered mail, three (3) days after the time such notice, demand or request shall be deposited for mailing in any Post Office; (ii) if sent by express air delivery service, on the day following delivery thereof to such express air delivery service; or (iii) in each case, on the date of actual receipt, if earlier.

   16. Nonwaiver, Etc. Any failure by Lender to insist upon the strict performance by Borrower of any of the provisions hereof shall not be deemed to be a waiver of any of the provisions hereof, and Lender, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Borrower of any of the provisions of this Mortgage. Neither

Borrower nor any other person now or hereafter obligated for any of the Debt shall be relieved of such obligation by reason of the failure of Lender to comply with any request of Borrower or of any other person so obligated to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage, or by reason of the release, regardless of consideration, of any of the security held for any of the Debt or by reason of any agreement or stipulation between any subsequent owner or owners of the Mortgaged Property and Lender extending the time of payment or modifying the terms of the Note without first having obtained the consent of Borrower or such other person, and in the latter event, Borrower and all such other persons shall continue liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Lender.

   17. Lender's Expenses. Borrower shall promptly pay upon request all expenses and costs incurred by Lender, together with interest thereon at the Applicable Rate from the date of the payment thereof by Lender, in connection with (a) any action, proceeding, litigation or claim instituted or asserted by or against Lender or any bankruptcy, reorganization, arrangement, receivership or similar proceeding, wherein it becomes necessary in the opinion of Lender to protect Lender's interests in the Mortgaged Property or the security afforded hereby, or the validity or effectiveness of any assignment of any claim, award, payment, insurance policy or any other right or property conveyed, encumbered or assigned by Borrower to Lender hereunder, or the priority of any of the same; (b) any further assurances requested by Lender under Section 1, or any other provision hereof, including all filing and recording costs and costs of searches; (c) all taxes, fees and other assessments, including mortgage registration taxes, if any, upon any documents or transactions contemplated hereby or in connection with the recording and filing of this Mortgage; (d) the collection of the Debt, including realization upon any of the Mortgaged Property; and (e) the collection and application of any insurance proceeds and condemnation awards. All such expenses and costs, with interest thereon at the Applicable Rate, shall be added to and become part of the Debt and be secured by this Mortgage; provided, however, that in any action to foreclose this Mortgage or to recover or collect the sums due hereunder, the provisions of law and of this Mortgage relative to the recovery of costs, disbursements, commissions, and allowances shall prevail over any conflicting requirements of this Section. The provisions of this Section shall survive payment of the Debt and any release of this Mortgage.

   18. Usury Savings Provision. It is the intention of the parties to conform strictly to all applicable usury laws ("Usury Laws"). All agreements contained in the Loan Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of the making of advances on account of the Debt, or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of money exceed the highest lawful rate permissible under any applicable Usury Law. If, from any circumstances whatsoever, compliance with any of the Loan Documents, at the time performance thereunder shall be due, shall involve transcending the limit of validity under any Usury Law then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity. If from any circumstance, the Lender shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due under the Note and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender; provided, however, that there shall be no automatic reduction of such, payments or obligations as to any party barred by law from availing itself in any action or proceeding of the defense of usury, or any party barred or exempt from the operation of any Usury Law, or in the event and to the extent the loan evidenced by the

Note, because of its amount or purpose or for any other reason is exempt from the operation of the Usury Law.

   19. Governing Law; Successors. This Mortgage shall be construed and enforced in accordance with the internal laws (without regard to the conflict of law rules) of the State of Kansas. The covenants, conditions and agreements contained in this Mortgage shall bind, and the benefits thereof shall inure to, the respective parties hereto and their respective heirs, executors, administrators, successors and assigns.

   20. Lender Not Liable. Lender, in its status as lender, shall not be responsible or liable in any way for any condition in or upon any of the Mortgaged Property (whether or not discovered by Lender), including any condition relating to the presence on the Mortgaged Property of any substance regarded by any governmental authority as being a toxic or hazardous waste or substance, or any defects in any of the Mortgaged Property or any personal injury, death, damage to property, loss, cost, liability, damage or expense in any way arising out of or connected with the condition or maintenance of any of the Mortgaged Property or any construction or other work thereon, or Borrower's use and occupancy of the Mortgaged Property.

   WITNESS the due execution hereof the day and year first above written.

                                        COR DEVELOPMENT LLC, a Kansas limited
                                        liability company

                                        By: ____________________________________
                                        Printed Name: __________________________
                                        Title: _________________________________

STATE OF             )
                     )       SS.
COUNTY OF            )


   ON THIS ____ day of ____________ 2000, before me, the undersigned, a Notary Public in and for said County and State, personally appeared __________________, to me personally known to be the person described in and who executed the foregoing instrument, who, being by me duly sworn, stated that (s)he is _____________________ of COR DEVELOPMENT LLC, a Kansas limited liability company, and that (s)he executed such instrument on behalf of said limited liability company with due authority, and said person acknowledged to me that
(s)he executed such instrument as the free act and deed of said limited liability company.

   IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.


                               _________________________________________________
                               Printed Name: ___________________________________
                               Notary Public

My Commission Expires:


_____________________________

                                    EXHIBIT A

                          Legal Description of the Land

THE WEST 92 ACRES OF THE NW1/4 OF SECTION 33, TOWNSHIP 13, RANGE 25, IN JOHNSON COUNTY, KANSAS, LESS AND EXCEPT THAT PART IN PUBLIC STREETS AND ROADS, AND LESS AND EXCEPT THE FOLLOWING-DESCRIBED TRACT:

   EXCEPTED TRACT (CHURCH OF THE RESURRECTION--UNITED METHODIST): ALL THAT PART OF THE NW1/4 OF SECTION 33, TOWNSHIP 13, RANGE 25, NOW IN THE CITY OF
   LEAWOOD,  JOHNSON COUNTY,  KANSAS,  MORE  PARTICULARLY  DESCRIBED AS FOLLOWS:
   BEGINNING AT THE SOUTHWEST CORNER OF THE NW1/4 OF SAID SECTION 33; THENCE N 2 05' 05" W, ALONG THE WEST LINE OF THE NW1/4 OF SAID SECTION 33, A DISTANCE OF 1,286.51 FEET; THENCE N 87 54' 55" E, ALONG A LINE PERPENDICULAR TO THE WEST LINE OF THE NW1/4 OF SAID SECTION 33, A DISTANCE OF 68.22 FEET, TO A POINT OF CURVATURE; THENCE EASTERLY AND SOUTHEASTERLY, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 625 FEET AND A CENTRAL ANGLE OF 31 08' 13", A DISTANCE OF
   339.65 FEET, TO A POINT OF REVERSE CURVATURE; THENCE SOUTHEASTERLY, EASTERLY AND NORTHEASTERLY, ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 650 FEET, A CENTRAL ANGLE OF 81 18' 37" AND WHOSE INITIAL TANGENT BEARING IS S 60 56' 52" E, A DISTANCE OF 922.44 FEET, TO A POINT OF REVERSE CURVATURE; THENCE NORTHEASTERLY AND EASTERLY, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 600 FEET, A CENTRAL ANGLE OF 34 26' 53" AND WHOSE INITIAL TANGENT BEARING IS N 37 44' 31" E, A DISTANCE OF 360.74 FEET, TO A POINT OF TANGENCY; THENCE N 72 11' 24" E, A DISTANCE OF 14.31 FEET, TO A POINT ON THE CENTERLINE OF 137TH STREET, AS NOW ESTABLISHED, SAID POINT ALSO BEING ON THE WEST LINE OF THE EAST 68 ACRES OF THE NW1/4 OF SAID SECTION 33; THENCE S 1 50' 17" E, ALONG THE WEST LINE OF THE EAST 68 ACRES OF SAID SECTION 33, ALONG THE WEST LINE OF LOT 1, CHURCH OF THE RESURRECTION, A SUBDIVISION OF LAND NOW IN THE CITY OF LEAWOOD, JOHNSON COUNTY, KANSAS AND ALONG THE WEST LINE OF BLOCK 1 OF QUAIL CREST, A SUBDIVISION OF LAND NOW IN THE CITY OF LEAWOOD, A DISTANCE OF 1,532.30 FEET, TO THE SOUTHWEST CORNER OF LOT 16, BLOCK 1 OF SAID QUAIL CREST, SAID POINT ALSO BEING ON THE SOUTH LINE OF THE NW1/4 OF SAID SECTION 33; THENCE S 87 51' 49" W, MEASURED, (S 89 48' 34" W, PLATTED) ALONG THE SOUTH LINE OF THE NW1/4 OF SAID SECTION 33, A DISTANCE OF 1,532.06 FEET, TO THE POINT OF BEGINNING, CONTAINING 43.843 ACRES MORE OR LESS.

   THE ABOVE-DESCRIBED EXCEPTED TRACT IS NOW PLATTED AS LOT 2, CHURCH OF THE RESURRECTION, SECOND PLAT, A SUBDIVISION IN THE CITY OF LEAWOOD, JOHNSON COUNTY, KANSAS.

                         TERMINATION OF STREET AGREEMENT

   THIS AGREEMENT is made and entered into on ____________, 2000, by and between L & F LAND COMPANY, a Kansas general partnership ("L&F"), and CHURCH OF THE RESURRECTION - UNITED METHODIST, a Kansas not-for-profit corporation ("COR"), to be effective as of the "Effective Date" (hereinafter defined).

   RECITALS:

   A. L&F and COR entered into (i) a certain Real Estate Contract dated as of April 23, 1998 (the "First Sale Contract"), pursuant to which COR acquired from L&F approximately 43.252 acres of land in Johnson County, Kansas, located south of 135th Street and east of Nall Avenue (the "COR Parcel"), and (ii) a certain 137th Street Escrow and Construction Agreement dated as of August 5, 1998 (the "Escrow Agreement") with Stewart Title of Kansas City, Inc. ("Escrow Agent"). The provisions of Section 12 of the First Sale Contract and the provisions of the Escrow Agreement are herein collectively called the "Street Agreement."

   B. Pursuant to the Street Agreement, L&F and COR each have an obligation to pay one-half the cost of constructing proposed 137th Street adjacent to the COR Parcel, each of them has deposited the sum of $150,300.00 toward its said obligation (the "Street Escrow Deposits"), and COR is obligated to cause 137th Street to be constructed.

   C. L&F has entered into a Real Estate Contract dated January 24, 2000 (the "Second Sale Contract"), with Dennis J. Eskie, not individually but solely as nominee for the benefit of COR (the "Buyer"), pursuant to which L&F has agreed to sell and the Buyer has agreed to purchase an additional approximately 44.904 acres of land located at the southeast comer of 135th Street and Nall Avenue in Johnson County, Kansas (the "Additional Parcel"), upon and subject to the terms, provisions and conditions set forth in the Second Sale Contract.

   D. The Second Sale Contract contemplates that the Buyer will assign all of its rights and obligations thereunder to COR Development LLC, a Kansas limited liability company (the "Buyer's Assignee"), and that the Buyer's Assignee will apply for and diligently pursue approval from the Securities and Exchange Commission (the "SEC") for a registration statement to become effective with respect to the proposed public offering of membership interests in Buyer's Assignee relating to the proposed acquisition and development of the Additional Parcel by the Buyer's Assignee (the "SEC Approval"). The Second Sale Contract and all obligations of the Buyer thereunder are conditioned upon the Buyer's Assignee having obtained the SEC Approval within the time set forth therein.

   E. The parties desire to terminate the Street Agreement and release each other from all obligations and liability thereunder effective upon the issuance of the SEC Approval, and thereupon to instruct the Escrow Agent to promptly deliver to each party free of escrow its respective Street Escrow Deposit together with all interest earned thereon.

   NOW, THEREFORE, in consideration of mutual covenants and other good and valuable consideration the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

   1. Termination of Street Agreement. The parties hereby terminate the Street Agreement in its entirety effective upon the issuance of the SEC Approval, which termination shall automatically be effective, without any further act or agreement of the parties, on the date on which the SEC issues the SEC Approval (the "Effective Date"). Notwithstanding that the termination of the Street Agreement shall take effect automatically as aforesaid, COR shall, immediately upon issuance of the SEC Approval, to furnish copies thereof to L&F and the Escrow Agent.

   2. Mutual Releases. Effective on and as of the Effective Date, each of L&F and COR (each, "Releasing Party") hereby fully, finally and completely releases and discharges the other party (each, "Released Party") from any and all obligations, liabilities, claims, demands, actions, causes of action, damages and judgments of every kind and nature, whether known or unknown, actual or anticipated, liquidated or contingent, both in law and in equity, which the Released Party now has, has ever had, or may ever have had under, pursuant to, arising out of or in any way relating to the Street Agreement; and Releasing Party agrees never to file any suit or claim in any court against Released Party with respect to the subject matters of the releases herein granted. The foregoing mutual releases shall automatically be effective, without any further act or agreement of the parties, on and as of the Effective Date.

   3. Disbursement of Escrowed Funds. On or before the Effective Date, L&F and COR shall execute and deliver joint instructions, in form and substance reasonably satisfactory to each of them, directing the Escrow Agent to disburse, on the Effective Date, all of the escrowed funds under the Escrow Agreement and terminate such escrow.

   3. Entire Agreement. This agreement contains the entire agreement of L&F and COR with respect to the subject matter hereof, and there are no other terms, conditions, promises, understandings, statements or representations, express or implied, concerning the same.

   4. Successors and Assigns. This agreement shall be binding upon and inure to the benefit of L&F and COR and their respective successors and assigns.

   5. Applicable Law. This agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

   6. Severability. Invalidation of any provision of this agreement or of the application thereof to any person, party or circumstance by judgment or court order shall in no way affect any other provision hereof or the application of such other provisions to any other person, party or circumstance, and the same shall remain in full force and effect.

   7. Counterparts. This agreement may be executed by the parties on separate counterparts or on counterpart signature pages, all of which, taken together, shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the parties have executed this Termination of Street Agreement on the day and year first above written, to be effective as of the Effective Date.

                                L&F LAND COMPANY, a Kansas general partnership

                                By: LANER REAL ESTATE HOLDINGS, L.L.C.,
                                    a Missouri limited liability company,
                                    its General Partner

                                    By: _______________________________________
                                        Harlan S. Laner, Managing Member

                                CHURCH OF THE RESURRECTION - UNITED METHODIST, a Kansas not-for-profit corporation

                                By: ____________________________________________
                                Printed Name: __________________________________
                                Title: _________________________________________

                      JOINT DISBURSEMENT AUTHORIZATION AND
                              TERMINATION OF ESCROW
                         Stewart Title File No. 98040950
                          Date: ________________, 2000

TO:             Stewart Title of Kansas City ("Escrow Agent")
                1220 Washington, Suite 100
                Kansas City, Missouri 64105
                Attn:  Ms. Sheryl Snook
                Fax: (816) 472-7840 - Phone: (816) 472-7841


SELLER:         L & F Land Company
                c/o Mr. Harlan S. Laner
                2901 West 69th Street
                Mission Hills, Kansas 66224
                Fax: (913) 262-2544 - Phone: (913) 262-6070

BUYER:          Church of the Resurrection--United Methodist
                13720 Roe
                Leawood, Kansas 66224
                Attn: Rev.  Adam J. Hamilton, Senior Pastor
                Fax: (913) 897-0361 - Phone: (913) 897-0120

ESCROW: For construction of proposed 137th Street pursuant to 137th Street Escrow and Construction Agreement dated as of August 5, 1998, among Seller, Buyer and Escrow Agent

Seller and Buyer hereby terminate the escrow, hereby direct Escrow Agent to deliver a final accounting to Buyer and Seller, and hereby authorize and direct Escrow Agent to disburse all of the Escrowed Funds as follows:

1. To Escrow Agent, in payment of its total Escrow Fee, the sum of $200.00 (i.e., $100.00 per disbursement to be made as hereafter provided).

2. To Seller, by hand delivery of Escrow Agent's check to Seller's address set forth above, the sum of $150,300.00 plus all interest earned thereon from the date of deposit into escrow by Seller on August 14, 1998, to the date of disbursement.

3. To Buyer, by hand delivery of Escrow Agent's check to Buyer's address set forth above, the sum of $150,300.00 plus all interest earned thereon from the date of deposit into escrow by Buyer on December 21, 1998, to the date of disbursement.


SELLER:                                BUYER:

L&F LAND COMPANY                       CHURCH OF THE RESURRECTION--
By: LANER REAL ESTATE HOLDINGS         UNITED METHODIST
    L.L.C., General Partner

    By: ____________________________   By: _____________________________________
         Harlan S. Laner,              Name: ___________________________________
         Managing Member               Title: __________________________________